UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________

FORM S-1 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ________________________________________

CELSIUS HOLDINGS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	2086	20-2745790
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

140 NE 4th Avenue, Suite C Delray Beach, FL 33483 (561) 276-2239 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)	Jan Norelid, CFO 140 NE 4th Avenue, Suite C Delray Beach, FL 33483 (561) 276-2239 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Roger L. Shaffer, Esq.
Baritz & Colman, LLP
1075 Broken Sound Parkway, NW, Suite 102
Boca Raton, Florida 33487
(561) 864-5100 (Telephone)
 (561) 864-5101 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ..☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	42,434,016	$0.0 7	$ 2,947,360.64	$ 115.83
Total	42,434,016	$0.0 7	$ 2,947,360.64	$ 115.83

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of shares of common stock as may be required to prevent dilution resulting from share splits, shares dividends or similar events.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based (i) on the lowest conversion price of the preferred stock ($0.08) which is higher than the closing price of $0.0 4 on the OTC Bulletin Board on October 7 , 2008, for the underlying shares of common stock of the Series A Preferred Stock and (ii) the closing price on October 7, 2008 of $0.04 for the shares already outstanding being registered.

(3) Registration fee was paid on August 29, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 9 , 2008

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

CELSIUS HOLDINGS, INC.

42,434,016 SHARES OF COMMON STOCK

This Prospectus relates to the sale of up to 42,434,016 shares of the common stock, par value $0.001 per share, of Celsius Holdings, Inc., of which (a) 31,250,000 shares are issuable by the Company to CDS Ventures of South Florida, LLC, a Florida limited liability company upon conversion of Series A Preferred Stock to be sold by CDS Ventures of South Florida, LLC; and (b) 11,184,016 shares to be sold by CD Financial LLC (collectively the “Selling Stockholders”).

Please refer to “Selling Stockholders” beginning on page 1 3 .

The shares are being registered to permit the Selling Stockholders to sell from time to time in the public market. The prices at which the Selling Stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive proceeds from the sale of our shares by the Selling Stockholders. We have agreed to pay the expenses of preparing this prospectus and the related registration expenses.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “CSUH”.  On October 7 , 2008, the closing price as reported was $0.0 4 .

We are a Nevada corporation incorporated on April 26, 2005.  Our principal executive offices are located at 140 NE 4th Avenue, Suite C, Delray Beach, FL 33483, and our telephone number is (561) 276-2239.

Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:   ____________,  2008

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell those securities in any jurisdiction where the offer and sale is not permitted. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “we,” “us,” and “our” refer to Celsius Holdings, Inc., a Nevada corporation, and/or our wholly owned subsidiaries, Celsius Inc. and Celsius Netshipments, Inc., as the case may be.

Business

Celsius Holdings, Inc (the “Company”) is in the business of producing, distributing and marketing functional beverages. We are a Nevada corporation. We operate in the United States through our wholly-owned subsidiaries, Celsius Inc. and Celsius Netshipments, Inc. Celsius, Inc. acquired the operating business of Elite FX, Inc. (“Elite”) through a reverse merger on January 26, 2007 (the “Merger Agreement”). Celsius, Inc. is in the business of developing and marketing functional beverages in the functional beverage category of the beverage industry. Celsius® was Elite’s first commercially available product. Celsius is a calorie burning soda. Celsius is currently available in five flavors: cola, ginger ale, lemon/lime, orange and wild berry. Two new flavors will be introduced in September, 2008, green teas with the flavor of peach/mango and raspberry/acai. Celsius Netshipments, Inc., incorporated in Florida on March 29, 2007, is in the business of selling Celsius, Inc.’s products via the internet.

We have suffered losses from operations, have a stockholders’ deficit, and have a negative working capital. Our auditors have raised substantial doubt that we will be able to continue as a going concern. Management entered into a financing agreement on August 8, 2008 with CDS Ventures of South Florida, LLC, a Florida limited liability company (“CDS”), to provide funds needed for working capital and marketing expenses.

Our principal executive offices are located at 140 NE 4th Avenue, Delray Beach, FL 33483. Our telephone number is (561) 276-2239 and our website is http://www.celsius.com. Through a link on our website we provide free access to our Code of Business Conduct and Ethics for our directors, officers and employees, available on our website, and we will post on our website any waivers of, or amendments to, such code of ethics. We intend to make certain charters of the committees of our Board of Directors (the “Board”) available on our website in the future. Our website and the information contained therein or linked thereto do not constitute part of and are not incorporated by reference into this Prospectus.

The Offering

CDS, a Selling Stockholder under this Prospectus, is offering for sale up to 31,250,000 shares of our Common Stock hereto.  On August 8, 2008, we entered into a securities purchase agreement (the “Purchase Agreement”) with CDS.  Under the Purchase Agreement, CDS purchased 2,000 shares of Series A Preferred Stock , evidenced by a certificate of designation filed with the Nevada Secretary of State (the “Certificate of Designation”) and the right to purchase up to an additional 1,000 shares of Series A Preferred Stock, for an aggregate purchase price of $2,000,000 (two million dollars) consisting of a cash payment of $1,500,000 and the cancellation of two notes in aggregate amount of $500,000 issued by the Company to CD Financial, LLC, an affiliate of CDS (the “Purchase Price”). The purchase of any part of the additional 1,000 shares of Series A Preferred Stock (the “Additional Shares”) will have a consideration of $1,000 per share of Series A Preferred Stock.  CDS has the right to convert the Series A Preferred Stock to Common Stock at any time. The conversion price is $0.08 (eight cents) per share of common stock for a period of 200 days from the date on which the Certificate of Designation is effective with the Nevada Secretary of State.  Thereafter, the conversion price shall be the greater of (i) 90% of the Market Price on the conversion date and (ii) $0.08 (eight cents) as appropriately adjusted for stock splits, stock dividends and similar events. Market price means the average of the ten daily volume weighted average prices for the 10 trading days immediately preceding the applicable date of determination.

In connection with the Purchase Agreement, we entered into a registration rights agreement with CDS (the “Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the SEC covering the shares of Common Stock underlying the Purchase Agreement.

In addition to those shares being offered by CDS as described above, 11,184,016 shares are being offered by CD Financial, LLC (“CDF”), a Florida limited liability company.

We issued to CDF a convertible note for $250,000 on December 18, 2007, and an additional note on April 4, 2008 for $500,000. Both notes were converted into 11,184,016 shares of the Company’s Common Stock on June 10, 2008.

Common Stock Offered	42,434,016 shares by the Selling Stockholders
Offering Price	Market price
Common Stock Currently Outstanding	141,314,506 shares as of October 7 , 2008
Use of Proceeds	We will not receive any proceeds of the shares offered by the Selling Stockholders. See “Use of Proceeds”.
Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors”.
Over-the-Counter Bulletin Board Symbol	CSUH.OB

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “should”, “expect”, “anticipate”, “estimate”, “believe”, “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business”, as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data from December 31, 2007 are derived from our audited financial statements included in the Company’s Annual Report on Form 10-KSB as filed with the SEC on March 3, 2008. The unaudited statement of operations and balance sheet data for the six months ended June 30, 2008 and 2007, was derived from our Quarterly Report on Form 10-Q.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)
STATEMENTS OF OPERATIONS
Revenue	$1,533,491	$617,058	$1,644,780	$1,297,086
Total Operating Expenses	2,441,748	1,905,006	4,155,197	1,789,800
Net Loss	2,098,263	1,845,213	3,725,841	1,454,353

	As of June 30, 2008	As of December 31, 2007	As of December 31, 2006
	(Unaudited)
BALANCE SHEETS DATA

Cash	$96,790	$257,482	$28,579
Total Assets	2,197,829	2,533,130	833,082
Total Liabilities	3,816,335	4,137,882	2,453,009
Stockholders’ Deficiency	(1,618,506)	(1,604,752)	(1,619,927)

WHERE YOU CAN FIND US

Our principal executive offices are located at 140 NE 4th Avenue, Delray Beach, FL 33483. Our telephone number is (561)276-2239 and our website is http://www.celsius.com.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements.

Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company and not to the Selling Stockholders.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

The Company was incorporated in the State of Nevada on April 26, 2005 under the name “Vector Ventures Corp.” The Company changed its name to “Celsius Holdings, Inc.” on December 26, 2006. We are a holding company and carry on no operating business except through our direct wholly-owned subsidiaries, Celsius, Inc. and Celsius Netshipments, Inc. Celsius, Inc. was incorporated in Nevada on January 18, 2007, and merged with Elite on January 26, 2007, which was incorporated in Florida on April 22, 2004. Celsius Netshipments, Inc. was incorporated in Florida on March 29, 2007.

It is difficult to evaluate our business future and prospects as we are a young company with a limited operating history. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees.

We have yet to establish any history of profitable operations.  We have incurred annual operating losses of $3.7 million, $1.5 million and $853,000, respectively, during the past three fiscal years of operation.  We have incurred an operating loss during the first six months ending June 30, 2008 of $2.1 million. As a result, at June 30, 2008 we had an accumulated deficit of $8.2 million. Our revenues have not been sufficient to sustain our operations.  We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future.  Our profitability will require the successful commercialization of our current product Celsius® and any future products we develop.  No assurances can be given when this will occur or that we will ever be profitable.

We will require additional financing to sustain our operations and without it we may not be able to continue operations.

At June 30, 2008, we had a working capital deficit of $1.5 million. The independent auditor’s report for the year ended December 31, 2007, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  We have an operating cash flow deficit of $1.9 million for the six-month period ending June 30, 2008 and an operating cash flow deficit of $2.6 million and $1.2 million, for the twelve month periods ended December 31, 2007 and 2006, respectively.  We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries.  Therefore, we need additional funds to continue these operations.

The sale of our Common Stock to Fusion Capital, Golden Gate Investors, LLC, CD Financial, LLC and CDS Ventures of South Florida, LLC may cause dilution and the sale of the shares of Common Stock acquired by Fusion Capital, Golden Gate Investors, LLC, CD Financial, LLC and CDS Ventures of South Florida, LLC could cause the price of our Common Stock to decline.

In connection with entering into a common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”), we authorized the sale to Fusion Capital of up to 13,193,305 shares of our Common Stock.  The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the Purchase Agreement. The purchase price for the Common Stock to be sold to Fusion Capital pursuant to the Purchase Agreement will fluctuate based on the price of our Common Stock. All 13,193,305 shares registered are freely tradable.  It is anticipated that these shares will be sold over a period of up to twenty-five months until November 16, 2009.  Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our Common Stock to decline.  Fusion Capital may ultimately purchase all, some or none of the 10,000,000 shares of Common Stock not yet issued but registered.  After it has acquired such shares, it may sell all, some or none of such shares.  Therefore, sales to Fusion Capital by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.  However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

In connection with issuing a convertible debenture to Golden Gate Investors, LLC (“GGI”), we are not obligated to convert the debenture, if the price of our shares is below $0.20. We have issued 3.5 million shares to GGI between June 16 and August 6, 2008, as partial conversion of the debenture. We may have to issue more than 20 million shares to GGI, upon their requests to convert the debenture.

On June 10, 2008, the total amount of $750,000 in notes payable to CD Financial, LLC was converted to 11,184,016 shares of Common Stock of which 7,456,011 shares are freely tradable, as of June 30, 2008.

In connection with issuing 2,000 Series A Preferred Shares in August 2008, CDS Ventures of South Florida, LLC can convert these into 25 million shares of Common Stock.

We have not achieved profitability on an annual basis and expect to continue to incur net losses in future quarters, which could force us to discontinue operations.

We recorded a net loss of $1.5 million and $3.7 million for the years ended December 31, 2006, and 2007, respectively, and a loss of $2.1 million for the six months ended June 30, 2008. We had an accumulated deficit of $8.2 million as of June 30, 2008. We could incur net losses for the foreseeable future as we expand our business. We will need to generate additional revenue from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to increase revenue, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis and we could be forced to discontinue our operations.

We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

 Our success depends, in large part, on our ability to protect our current and future brands and products and to defend our intellectual property rights. We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us. We believe that our competitors, many of whom are more established, and have greater financial and personnel resources than we do, may be able to replicate our processes, brands, flavors, or unique market segment products in a manner that could circumvent our protective safeguards. Therefore, we cannot give you any assurance that our confidential business information will remain proprietary.

We rely predominately on wholesale distributors for the success of our business, the loss or poor performance of which may materially and adversely affect our business.

We sell our products principally to wholesalers for resale to retail outlets including grocery stores, convenience stores, nutritional and drug stores. The replacement or poor performance of the Company's major wholesalers and or the Company's inability to collect accounts receivable from the Company's major wholesalers could materially and adversely affect the Company's results of operations and financial condition. Distribution channels for beverage products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of the Company's products offer products which compete directly with the Company's products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of the Company's competitors. In the future, the Company's wholesalers and retailers may not continue to purchase the Company's products or provide the Company's products with adequate levels of promotional support.

We may incur material losses as a result of product recall and product liability.

 We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition and results of operations. The government may adopt regulations that could increase our costs or our liabilities. The amount of the insurance we carry is limited, and that insurance is subject to certain exclusions and may or may not be adequate.

We may not be able to develop successful new products, which could impede our growth and cause us to sustain future losses.

Part of our strategy is to increase our sales through the development of new products. We cannot assure you that we will be able to develop, market, and distribute future products that will enjoy market acceptance. The failure to develop new products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.

Our lack of product diversification and inability to timely introduce new or alternative products could cause us to cease operations.

Our business is centered on healthier functional beverages. The risks associated with focusing on a limited product line are substantial. If consumers do not accept our products or if there is a general decline in market demand for, or any significant decrease in, the consumption of nutritional beverages, we are not financially or operationally capable of introducing alternative products within a short time frame. As a result, such lack of acceptance or market demand decline could cause us to cease operations.

Our directors and executive officers beneficially own a substantial amount of our Common Stock, and therefore other stockholders will not be able to direct our Company.

The majority of our shares and the voting control of the Company is held by a relatively small group of stockholders, who are also our directors and executive officers. Accordingly, these persons, as a group, will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of Common Stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of the fiduciary duties of these directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We are dependent on our key executives, the loss of which may have a material adverse effect on our Company.

Our future success will depend substantially upon the abilities of, and personal relationships developed by, Stephen C. Haley, our Chief Executive Officer, Chairman of the Board and majority stockholder, Jan Norelid our Chief Financial Officer, and Mrs. Irina Lorenzi, our Innovations VP. The loss of Messrs. Haley, Norelid and Lorenzi’s services could materially adversely affect our business and our prospects for the future. We do not have key person insurance on the lives of such individuals. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel in the functional beverage industry is intense and we may not be able to retain our key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse affect upon our business, results of operations and financial condition.

Our Common Stock is deemed a low-priced "Penny" stock, therefore an investment in our Common Stock should be considered high risk and subject to marketability restrictions.

Since our Common Stock is a penny stock, as defined in Rule 3a51-1 under the Exchange Act, it will be more difficult for investors to liquidate their investment. Until the trading price of the Common Stock rises above $5.00 per share, if ever, trading in our Common Stock is subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and,
•	In some circumstances, approve the purchaser's account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell our Common Stock and may affect the ability of holders to sell their Common Stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

The foregoing list is not exhaustive. There can be no assurance that we have correctly identified and appropriately assessed all factors affecting our business or that the publicly available and other information with respect to these matters is complete and correct. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely impact us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. For these reasons, the reader is cautioned not to place undue reliance on our forward-looking statements.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders.  Any proceeds from CDS we receive for sale of the Series A Preferred Stock under the Purchase Agreement will be used for working capital and marketing expenses. In connection with entering into the Purchase Agreement, we received a cash payment of $1,500,000 and cancelled two outstanding notes issued to CDF totaling $500,000. We may in the future receive up to $1,000,000 if we sell any additional Series A Preferred Stock to CDS pursuant to the Purchase Agreement.  We will not receive any proceeds from the sale of the common stock being offered by the Selling Shareholders under this prospectus.

DETERMINATION OF OFFERING PRICE

Each Selling Stockholder will determine at what price they may sell the offered shares, and such sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

THE CDS TRANSACTION

General

On August 8, 2008, we entered into the Purchase Agreement with CDS Ventures of South Florida, LLC, a Florida limited liability company.  Under the Purchase Agreement, CDS purchased 2,000 shares of Series A Preferred Stock and the right to purchase up to an additional 1,000 shares of Series A Preferred Stock (the “Warrant”) , for an aggregate purchase price of $2,000,000 (two million dollars).  The purchase of any part of the additional 1,000 shares of Series A Preferred Stock pursuant to the Warrant will have a consideration of $1,000 per share of Series A Preferred Stock. The face amount of each share is $1,000. The Preferred Stock accrues ten percent dividend annually. The dividend is paid in additional Preferred Stock.

The Series A Preferred Stock matures on February 1, 2013 and at CDS’s election can be converted to Common Stock by dividing the aggregate preference liquidation value by the conversion price then in effect. During the 200 days immediately following the date on which the Certificate of Designation is effective with the Nevada Secretary of State the conversion price shall be $0.08 per share of common stock.  Thereafter, the conversion price means the greater of (i) 90% of the average of the prior ten days volume weighted average price of the Common Stock to the conversion date and (ii) $0.08 (eight cents) as appropriately adjusted for stock splits, stock dividends and similar events.

The Company can at any time after July 1, 2010, redeem the Preferred Stock, by paying in cash 104% of the aggregate liquidation preference. The early redemption can only take place after a sixty day notice period, during which period CDS can convert the Preferred Stock for Common Stock using the then applicable conversion price.

The Company has the intention to fulfill the transaction as it has sufficient shares available to issue all the necessary shares for this transaction.

Valuation of the Preferred Stock:

Series A	Underlying	Market price	Total market
Preferred Stock	common stock	on Aug 8, 2008	value
2,000	25,000,000	$ 0.10	$ 2,500,000

Payments made or potentially required to be made to the Selling Stockholders in connection with the CDS Transaction:

Type of payment	Total Payments made	Total Potential Payments
Interest payments	$ 0	$ 0
Finder’s fee or commissions	$ 0	$ 0
Potential Dividends 1)	$ 0	$ 1,121,250
Potential Liquidated damages 2)	$ 0	not possible to estimate

Net proceeds from the sale of Preferred Stock and total Potential Payments to be made in the first year following the sale of the Preferred Stock

Net proceeds from the sale of Preferred Stock received	$ 2,000,000
Finder’s fee or commissions	$ 0
Potential Dividends 1)	$ 250,000
Potential Liquidated damages 2)	$ 108,667

1)
Annual dividends of 10% are payable in additional Series A Preferred Stock. The potential dividends are estimated for the period from the date of the CDS Transaction until maturity, converted at $0.08 and with a market price of $0.10.

2)
If the registration statement has not been declared effective by the SEC by February 25, 2009 (180 days after first filing date), then for every pro-rated 30 day period thereafter the Company is required to pay liquidated damages in the amount of one percent of the purchase price of the Series A Preferred Stock, until the registration statement has been declared effective, or until the registrable shares are freely saleable.

Total possible profit the Selling Shareholders could realize as a result of the conversion discount for the securities underlying the Preferred Stock:

Market price of the Company’s Common Stock on the date of the CDS Transaction	$0.10
Lowest possible conversion price 1)	$0.08
Maximum possible underlying shares	25,000,000
Purchase price for Series A Preferred Stock	$2,000,000
Market price for underlying shares	$2,500,000
Total possible discount to market price	$500,000

1)
The conversion after March 8, 2009 is the higher of $0.08 and 90% of the prior 10 trading days volume weighted average price of the Company’s Common Stock, which on August 8, 2008 would have resulted in a conversion price of $0.098, or a $0.002 discount from Market price, or a total possible discount of $40,816.

Total possible profit the Selling Shareholders could realize as a result of the conversion discount for the securities underlying the Warrant issued in connection with the CDS Transaction:

Market price of the Company’s Common Stock on the date of the CDS Transaction	$0.10
Lowest possible conversion price 1)	$0.08
Maximum possible underlying shares	12,500,000
Market price for underlying shares	$1,250,000
Total possible discount to market price	$250,000

1)
The conversion after March 8, 2009 is the higher of $0.08 and 90% of the prior 10 trading days volume weighted average price of the Company’s Common Stock, which on August 8, 2008 would have resulted in a conversion price of $0.098, or a $0.002 discount from Market price, or a total possible discount of $20,408.

The cost of financing can be shown as follows:
	Initial investment of Preferred Stock	Initial investment of Preferred Stock and potential exercise of Warrant
Gross proceeds paid	$2,000,000	$2,000,000
Exercise of warrant	-	1,000,000
All required payments by issuer	0	0
Resulting net proceeds	$2,000,000	$3,000,000
Combined possible profit as a result of conversion discounts related to the Preferred and Warrant	$500,000	$750,000
Potential future dividends	$1,121,250	$1,681,875
Total of discount and dividends	$1,621,250	2,431,875
Total of discount and dividends as a % of net proceeds	81.1%	81.1%
Average discount and dividends over the term of the convertible securities	18.1%	18.1%

Events of Default

CDS may terminate the Purchase Agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

(i)           any representation or warranty of the Company set forth in the Purchase Agreement was not true and correct in all material respects as of the date when made;

(ii)          the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations, covenants and conditions set forth in Section 5 of the Purchase Agreement or any other provision of the certificate of designation that are required to be complied with or performed by it, and such failure is not cured within five (5) Business Days from the date on which CDS delivers written notice thereof to the Company; or

(iii)         a Change of Control, as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 31,250,000 shares to be issued pursuant to the Purchase Agreement to CDS and the 11,184,016 shares of Common Stock CDF previously owned being registered in this offering are expected to be freely tradable.  The sale by CDS or CDF of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile.

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into the Registration Agreement with CDS pursuant to which we were obligated to file a registration statement with the SEC covering the shares of Common Stock underlying the Purchase Agreement and the shares CDF previously owned. In addition, we are obligated to use our best efforts to have the registration statement or amendment declared effective by the SEC at the earliest possible date and reasonable best efforts to keep the registration statement effective until the all such shares held by CDS are freely saleable pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

Prior transactions with CDS or affiliates to CDS

We issued to CDF a convertible note for $250,000 on December 18, 2007, and an additional note on April 4, 2008 for $500,000. Both notes were converted into a total of 11,184,016 shares of the Company’s Common Stock on June 10, 2008. The conversion price was equal to the 75% of the average of volume weighted average prices of the Common Stock during the 5 trading days prior to conversion.

Date of transaction	6/10/2008
Number of common stock outstanding on 6/10/2008	120,575,558
Shares owned by non-affiliated owners on 6/10/2008	72,424,666
Number of shares issued to CD Financial	11,184,016
Number of issued shares in % of shares owned by non-affiliated persons or the selling shareholders	15.4%
Market price per share on June 9, 2006	$0.109

Non-affiliated owners and previously registered shares by the Selling Shareholders on the date of the transaction, and total number of shares to be registered in this transaction

Date of transaction	8/8/2008
Shares owned by non-affiliated owners	75,970,034
Number of shares registered for resale by the selling shareholders or affiliates in prior registration statements	0
Number of shares registered for resale by the selling shareholders or affiliates continued to be held	0
Number of shares sold in registered for resale transactions by the selling shareholders or affiliates	0
Number of shares registered for resale on behalf of the selling shareholders in the current transaction 1)	31,250,000

1)	This does not include 11,184,016 shares previously purchased by the selling shareholder, which are included in the amount of shares to be registered with this prospectus.

Board representation

CDS can nominate two representatives to join the Company’s board of directors. CDS nominated and the Company’s board appointed Messrs. William Milmoe and Geary Cotton to the Company’s board of directors.

 SELLING STOCKHOLDERS

Beneficial Ownership

The following table presents information regarding our Selling Stockholders who intends to sell up to 42,434,016 shares of our Common Stock.  A description Selling Stockholders’ relationship to the Company and how the Selling Stockholders acquired or will acquire shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholders	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering(1)	Shares To Be Sold In The Offering	Percentage of Outstanding Shares Beneficially Owned After The Offering
CD Financial LLC	11,184,016 (2)	7.9%	11,184,016	0%
CDS Ventures of South Florida, LLC	25,000,000 (3)	15.0%	25,000,000	0%
CDS Ventures of South Florida, LLC	6,250,000 (4)	4.2%	6,250,000	0%
Totals:	42,434,016	24.6%	42,434,016	0%

(1) Applicable percentage of ownership is based on 141,314,506 shares of our Common Stock outstanding as of October 7 , 2008, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of October 7 , 2008 for the Selling Stockholders.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Note that affiliates are subject to Rule 144 and insider trading regulations, percentage computation is for form purposes only.

(2) As of the date hereof 11,184,016 shares of our Common Stock have been acquired by CDF previously when they converted a note for $750,000 to shares on June 10, 2008.

(3) As of the date hereof 2,000 shares of Series A Preferred Stock have been acquired by CDS, and can be converted into 25,000,000 shares of Common Stock.

(4) The Series A Preferred Stock accrues dividend of 10 percent per annum. The Company is registering additional 25% of the 25 million Common Stock, as contractually obligated to register, for Common stock underlying future possible dividend shares of Series A Preferred Stock.

The number of shares to be registered is calculated as follows:

CD Financial LLC	Shares owned	11,184,016
CDS Ventures of South Florida, LLC	Underlying shares to Preferred Stock	25,000,000
CDS Ventures of South Florida, LLC	Underlying shares to dividend shares	6,250,000
Totals:		42,434,016

The following information contains a description of the Selling Stockholders’ relationship to us and how the Selling Stockholders acquired the shares to be sold in this offering is detailed below. None of the Selling Stockholders have held a position or office, or had any other material relationship, with us, except as follows:

CDS Ventures of South Florida, LLC.   On August 8, 2008, we entered into the Purchase Agreement with CDS pursuant to which CDS purchased 2,000 shares of Series A Preferred Stock and the right to purchase up to an additional 1,000 shares of Series A Preferred Stock, for an aggregate purchase price of $2,000,000 (the “Purchase Price”).  The purchase of any part of the additional 1,000 shares of Series A Preferred Stock (the “Additional Shares”) will have a consideration of $1,000 per share of Series A Preferred Stock.

CD Financial, LLC.   On June 10, 2008, CDF acquired 11,184,016 shares of the Company’s Common Stock by converting a $750,000 convertible note into shares of common stock. The $750,000 note originated from an initial loan to the Company on December 18, 2007 for $250,000 and an additional loan of $500,000 on April 5, 2008.

Mr. Carl DeSantis, one of the principals of CDS, is deemed to be beneficial owners of 98 percent of the shares of Common Stock owned by CDS.  Messrs. Carl DeSantis and William Milmoe have shared voting and disposition power over the shares being offered under this Prospectus.  See the Section herein entitled “The CDS Transaction” for more information on the Purchase Agreement and on the Selling Stockholders.

Mr. Carl DeSantis, the principal of CDF, is deemed to be beneficial owners of all of the shares of Common Stock owned by CDF.  Messrs. Carl DeSantis and William Milmoe have shared voting and disposition power over the shares being offered under this Prospectus.

According to information from the Selling Shareholders, neither they nor any affiliate of the Selling Stockholders currently have, or in the past have had, a short position in the Common Stock of the Company.

Prior and Future Relationships with the Selling Shareholders

In the past three years, the Company, or its predecessors, has not had any prior relationships or arrangements with the Selling Stockholders or any of their affiliates or any person with whom any selling shareholder has a contractual relationship regarding the CDS Transaction or any predecessors of those persons, except for the notes issued on December 18, 2007and April 4, 2008 as previously disclosed in this prospectus.  There are no relationships or arrangements to be performed in the future between the Company and the Selling Shareholders or any of their affiliates or any person with whom any selling shareholder has a contractual relationship regarding the CDS Transaction other than those related to the CDS Transaction as disclosed in this prospectus.

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the resale of the shares on behalf of the Selling Stockholders. The Selling Stockholders may offer and resell the shares from time to time, either in increments or in a single transaction. They may also decide not to sell all the shares they are allowed to resell under this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

Donees and Pledgees

The term “Selling Stockholders” includes donees, i.e., persons who receive shares from a Selling Stockholder after the date of this prospectus by gift. The term also includes pledgee, i.e., persons who, upon contractual default by a Selling Stockholder, may seize shares which such Selling Stockholder pledged to such person. If a Selling Stockholder notifies us that a donee or pledge intends to sell more than 500 shares, we will file a supplement to this prospectus.

Costs and commissions

We will pay all costs, expenses, and fees in connection with the registration of the shares. The Selling Stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

Types of sale transactions

The Selling Stockholders may sell the shares in one or more types of transactions (which may include block transactions):

•	in the over-the-counter market, when our common stock is quoted on the Over-The Counter Bulletin Board;

•	in negotiated transactions;

•	through put or call option transactions;

•	through short sales; or

•	any combination of such methods of sale.

The Selling Stockholders may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have informed us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding sale of the shares. The Selling Stockholders have also informed us that no one is acting as underwriter or coordinating broker in connection with the proposed sale of shares.

Sales to or through broker-dealers

The Selling Stockholders may conduct such transactions either by selling shares directly to purchasers, or by selling shares to, or through, broker-dealers. Any such broker-dealer may act either as an agent of a Selling Stockholder, or as a principal for the broker-dealer’s own account. Any such broker-dealer may receive compensation in the form of discounts, concessions, or commissions from a Selling Stockholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

Deemed underwriting compensation

The Selling Stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

Indemnification

The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Prospectus delivery requirements

Because they may be deemed underwriters, any Selling Stockholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

State requirements

Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exist an exemption from the registration or qualification requirement and that the exemption has been complied with.

Sales under Rule 144

The Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act. To do so, the Selling Stockholders must meet the criteria and conform to the requirements of Rule 144 currently in effect.

Distribution arrangements with broker-dealers

If a Selling Stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

•	a block trade;

•	special offering;

•	exchange distribution or secondary distribution; or

•	a purchase by a broker or dealer,

we will then file, if required, a post-effective amendment to this prospectus.

The post-effective amendment will disclose:

•	the name of the Selling Stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus; and

•	any other facts material to the transaction.

The Securities and Exchange Commission may deem the Selling Stockholder and any underwriters, broker-dealers or agents that participate in the distribution of the common shares to be “underwriters” within the meaning of the Securities Act. The Securities and Exchange Commission may deem any profits on the resale of our common shares and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder has purchased the common shares in the ordinary course of its business, and at the time the Selling Stockholder purchased the common shares, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

Under the Securities Exchange Act of 1934, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for five business days prior to the start of the distribution. In addition, the selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of common shares by the selling stockholder or any such other person.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the Selling Stockholders.

 DESCRIPTION OF SECURITIES

General

 Our authorized capital stock consists of 350,000,000 shares of Common Stock at a par value of $0.001 per share and 50,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

 Common Stock

As of October 7 , 2008, 141,314,506 shares of Common Stock are issued and outstanding and held by approximately 5,000 stockholders. The prospectus relates to the sale of 42,434,016 shares of our Common Stock.

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

The Company is authorized to issue up to 50,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Dividends on the Preferred Stock may be declared from time to time by the Board. The Preferred Shares are entitled to a preference over holders of the Company’s Common Stock equal to the par value of the shares of Preferred Stock held, plus any unpaid dividends declared. As of October 7 , 2008, 2,000 shares of Series A Preferred Stock had been issued, each with a face value of $1,000.

Each share of Series A Preferred Stock has the same voting rights as the shares of Common Stock into which it may be converted determined in accordance with the conversion price then in effect.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

The Series A Preferred Stock accrues dividends on the stated share value at an annual rate of ten percent.  Dividends on the Series A Preferred Stock are payable annually on the last business day of each fiscal year of the Company in additional shares of Series A Preferred Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Baritz & Colman LLP, no expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements for the year s ended December 31, 2007 and 2006 , consisting of our balance sheet s as of December 31, 2007 and 2006 , statements of operations, statements of changes in stockholders’ deficit and statements of cash flows for the years ended December 31, 2007 and 2006, included in this Prospectus and the registration statement have been audited by Sherb & Co., LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report (which describes an uncertainty as to going concern) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 ORGANIZATION WITHIN LAST FIVE YEARS

Celsius Holdings, Inc. was incorporated under the laws of the State of Nevada on April 26, 2005.  The Company was formed to engage in the acquisition, exploration and development of natural resource properties. On December 26, 2006 the Company amended its Articles of Incorporation to change its name from Vector Ventures Corp. as well as increase the authorized shares to 350,000,000, $0.001 par value common shares and 50,000,000, $0.001 par value preferred shares.

Prior to January 26, 2007, the Company was in the exploration stage with its activities limited to capital formation, organization, development of its business plan and acquisition of mining claims.  On January 24, 2007, the Company entered into a merger agreement and plan of reorganization with Celsius, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Sub”), Elite FX, Inc., a Florida corporation, and Stephen C. Haley, the “Indemnifying Officer” and “Securityholder Agent” of Elite, (the “Merger Agreement”). Under the terms of the Merger Agreement Elite was merged into Sub and became a wholly-owned subsidiary of the Company on January 26, 2007 (the “Merger”).

Under the terms of the Merger Agreement, the Company issued:

•	70,912,246 shares of the Common Stock to the stockholders of Elite, including 1,337,246 shares of Common Stock issued as compensation, as full consideration for the shares of Elite;
•	warrants to Investa Capital Partners Inc. to purchase 3,557,812 shares of Common Stock for $500,000. The warrants were exercised in February 2007;
•	1,391,500 shares of its Common Stock as partial consideration for termination of a consulting agreement and assignment of certain trademark rights to the name “Celsius”;
•	options to purchase 10,647,025 shares of Common Stock in substitution for the options then outstanding in Elite;
•
1,300,000 shares of  the Common Stock concurrent with the Merger in a private placement to non-US resident investors for aggregate consideration of $650,000, which included the conversion of a $250,000 loan to the Company.

Celsius Holdings, Inc (f/k/a Vector Ventures Corp.) majority stockholder, Mr. Kristian Kostovski, cancelled 7,200,000 shares of our Common Stock held by him shortly after the close of the Merger Agreement.

As a result of the Merger Agreement, Mr. Kostovski resigned as chief executive officer, chief financial officer, president, secretary, and treasurer of the Company and appointed Mr. Stephen C. Haley as Chief Executive Officer, President, and Chairman of the Board and Mr. Jan Norelid, Mr. Richard McGee and Ms. Janice Haley was appointed Chief Financial Officer, Chief Operating Officer, and Vice President of Marketing of the Company, respectively, effective as of the closing of the Merger, January 26, 2007.

Mr. Kostovski also resigned as a director of the Company and appointed Messrs. Stephen C. Haley, Jan Norelid, James Cast, and Greg Horn as the new directors of the Company.

On February 9, 2007 Investa Capital Corp. exercised its warrants to purchase 3,557,812 shares of Common Stock for an aggregate consideration of $500,000 in cash.

DESCRIPTION OF BUSINESS

Formation

The Company was incorporated in the State of Nevada on April 26, 2005 under the name “Vector Ventures Corp.” The Company changed its name to “Celsius Holdings, Inc.” on December 26, 2006.

On December 26, 2006, the Company completed a 4 for 1 forward split of its issued and outstanding share capital.

We are a holding company and carry on no operating business except through our direct wholly owned subsidiaries, Celsius, Inc. and Celsius Netshipments, Inc. Celsius, Inc. was incorporated in Nevada on January 18, 2007, and merged with Elite on January 26, 2007, which was incorporated in Florida on April 22, 2004.  Celsius Netshipments, Inc was incorporated in Florida on March 29, 2007. We expect Celsius and Celsius Netshipments will generate substantially all of our operating revenue and expenses.

The Company has not been involved in any bankruptcy, receivership or similar proceeding nor has there been any material reclassification or merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Historical Information

The Company was formed as an exploration stage company, meaning we were formed to engage in the search for mineral deposits (reserves) which are not in either the development or production stage.  We issued 2,000,000 units (8,000,000 post split units) to thirty-five (35) unrelated Stockholders for cash valued at $0.05 per unit pursuant to our SB-2 offering which closed on March 30, 2006. Each unit consisted of four shares and eight (8) share purchase warrants after taking into account the forward split of the Company completed on December 26, 2006. Each share purchase warrant is valid for a period of two years from the date of the Prospectus, expiring on January 20, 2008 and is exercisable at a price of $0.025 per share taking into account the forward split.  All warrants issued have since been exercised as of January 26, 2007.

Once we obtained funding under our March 30, 2006 SB-2 offering we began Phase I exploration on our one property in the Company's portfolio, the One Gun Project, consisting of 9 unit mineral claims having a total surface area of approximately 473 acres. On October 23, 2006 we received the results of the initial campaign and though these were generally poor, the Dollar Ext Zone was located and good geological information was gained.

Given there was a strong  possibility that the One Gun Project claims do not contain any reserves we began to look at other potential mineral properties to explore or other possible business opportunities.  The Company began seriously looking at other opportunities in the fall of 2006 which resulted in us arranging capital through a loan to make a bridge loan to Elite in November 2006.

On January 24, 2006, we entered into the Merger Agreement and plan of reorganization with Celsius, Inc, Elite and Stephen C. Haley, the “Indemnifying Officer” and “Securityholder Agent” of Elite pursuant to which Elite was merged into Celsius, Inc. and became a wholly-owned subsidiary of the Company on January 26, 2007.

As of closing the Merger Agreement, we have changed our business to the business of Elite and have ceased to be an exploration stage company.

Current Business of our Company

We operate in United States through our wholly-owned subsidiaries, Celsius Inc., which acquired the operating business of Elite FX, Inc. (“Elite”) through a reverse merger on January 26, 2007, and Celsius Netshipments, Inc.  Celsius, Inc. is in the business of developing and marketing healthier functional beverages in the functional beverage category of the beverage industry.  Celsius was Elite’s first commercially available product. Celsius is a sparkling beverage that burns calories. Celsius is currently available in five flavors: cola, ginger ale, lemon/lime, orange and wild berry. Two new flavors will be introduced in September, 2008, green teas with the flavor of peach/mango and raspberry/acai.  Celsius Netshipments, Inc., incorporated in Florida on March 29, 2007, distributes the Celsius beverage via the internet. Our focus is on increasing sales of our existing products.

We are using Celsius as a means to attract and sign up direct-store-delivery (“DSD”) distributors across the US. DSD beverage distributors are wholesalers/distributors that purchase product, store it in their warehouse and then using their own trucks sell and deliver the product direct to retailers and their store shelves or cooler doors. During this process they make sure that the product is properly placed on the shelves, the invoicing and collection process is managed and local personnel are trained. Most retailers prefer this method to get beverages to their stores. One alternative to DSD is brokers, who supply many different types of products to the retailer chains or independent retailers. There are some retailers that prefer a different method called direct-to-retailer (“DTR”). In this scenario, the retailer is buying direct from the brand manufacturer and the product is delivered to the retailer’s warehousing system. The retailer is then responsible to properly stock the product and get it to the shelves. Our strategy is to cover the country with a network of DSD distributors. This allows us to sell to retailer chains that prefer this method and whose store locations span across distributor boundaries. We believe that a strong DSD network gives us a path to get to the smaller independent retailers who are too small to have their own warehousing and distribution systems and thus can only get their beverages from distributors. Our strategy of building a DSD network will not prohibit us from going DTR when a retailer requests or requires it.

We have currently signed up distributors in many of the larger markets in the US (Detroit, Boston, South East Florida, Seattle, Los Angeles, etc). We expect that it will take at least until 2009 before we have most of the United States covered.

Our experience has shown that it takes about two to three months to bring on a distributor. From initial interest to actual purchase order and kick off or the launch in that area, the steps include a physical meeting or two to explain the brand, target markets and our marketing plans. As we add sales representatives, we are able to do more of these activities at a time and speed up the process.

Our principal executive offices are located at 140 NE 4th Avenue, Delray Beach, FL 33483. Our telephone number is (561) 276-2239 and our website is http://www.celsius.com. The information contained on our web site does not constitute part of, nor is it incorporated by reference into, this Prospectus.

Industry Overview

The functional beverage market includes a wide variety of beverages with one or more added ingredients to satisfy a physical or functional need.   This category includes the five fastest-growing segments of the functional beverage market: herb-enhanced fruit drinks, ready-to-drink (RTD) teas, sports drinks, energy drinks, and single-serve (SS) fresh juice.

Our Products

In 2005, Elite introduced Celsius to the beverage marketplace and it is our first product. Multiple clinical studies have shown that a single 12 ounce serving raises metabolism over a 3 to 4 hour period. Quantitatively, the energy expenditure was on average over 100 calories from a single serving.

It is our belief that clinical studies proving product claims will become more important as more and more beverages are marketed with functional claims. Celsius was one of the first beverages to be launched along with a clinical study. Celsius is also one of very few that has clinical research on the actual product. Some beverage companies that do mention studies backing their claims are actually referencing independent studies conducted on one or more of the ingredients in the product. We believe that it is important and will become more important to have studies on the actual product.

Two different research organizations have statistically proven the Celsius calorie burning capability in four clinical studies.  This product line, which is referred to as our “core brand”, competes in the “functional beverage” segment of the beverage marketplace with distinctive flavors and packaging.  A functional beverage is a beverage containing one or more added ingredients intended to satisfy a physical or functional need, which often carries a unique and sophisticated imagery and a premium price tag. This segment includes herb-enhanced fruit drinks, ready-to-drink (RTD) teas, sports drinks, energy drinks, and single-serve (SS) fresh juice. By raising metabolism for the extended period of three to four hours, Celsius provides a negative calorie effect (burn more than you consume) as well as energy.

We currently offer five flavors: cola, ginger ale, lemon/lime, orange and wild berry. Two new flavors will be introduced in September, 2008, green teas with the flavor of peach/mango and raspberry/acai.  We have developed and own the formula for this product including the flavoring. The formulation and flavors for these products are produced under contract by concentrate suppliers.

Celsius is currently packaged in distinctive (12 fl oz) glass bottles with full-body shrink-wrapped labels that are in vivid colors in abstract patterns and cover the entire bottle to create a strong on-shelf impact.  In April 2007, we introduced Celsius in twelve ounce cans. The cans are sold in single units or in packages of four. The graphics and clinically tested product are important elements to Celsius and help justify the premium pricing of $1.99 per bottle/can.

Clinical Studies

We have funded four U.S. based clinical studies for Celsius. Each conducted by research organizations and each studied the total Celsius formula. The first study was conducted by the Ohio Research Group of Exercise Science and Sports Nutrition. The s second, third and fourth studies were conducted by the Applied Biochemistry & Molecular Physiology Laboratory of the University of Oklahoma. We entered into a contract with the University of Oklahoma to pay for part of the cost of the clinical study. In addition, we provided Celsius beverage for the studies and paid for the placebo beverage used in the studies. None of our officers or directors is in any way affiliated with either of the two research organizations.

The first study was conducted by the Ohio Research Group of Exercise Science and Sports Nutrition. The Ohio Research Group of Exercise Science & Sports Nutrition is a multidisciplinary clinical research team dedicated to exploring the relationship between exercise, nutrition, dietary supplements and health, www.ohioresearchgroup.com. This placebo-controlled, double-blind cross-over study compared the effects of Celsius and the placebo on metabolic rate. Twenty-two participants were randomly assigned to ingest a twelve ounce serving of Celsius and on a separate day a serving of twelve ounces of Diet Coke®. All subjects completed both trials using a randomized, counterbalanced design. Randomized means that subjects were selected for each group randomly to ensure that the different treatments were statistically equivalent. Counterbalancing means that individuals in one group drank the placebo on the first day and drank Celsius on the second day. The other group did the opposite. Counterbalancing is a design method that is used to control ‘order effects’. In other words, to make sure the order that subjects were served does not impact the results and analysis.

Metabolic rate (via indirect calorimetry, measurements taken from breaths into and out of calorimeter) and substrate oxidation (via respiratory exchange ratios) were measured at baseline (pre-ingestion) and for 10 minutes at the end of each hour for 3 hours post-ingestion. The results showed an average increase of metabolism of twelve percent over the three hour period, compared to statistically insignificant change for the control group. Metabolic rate, or metabolism, is the rate at which the body expends energy. This is also referred to as the “caloric burn rate”. Indirect calorimetry calculates heat that living organisms produce from their production of carbon dioxide. It is called “indirect” because the caloric burn rate is calculated from a measurement of oxygen uptake. Direct calorimetry would involve the subject being placed inside the calorimeter for the measurement to determine the heat being produced. Respiratory Exchange Ratio is the ratio oxygen taken in a breath compared to the carbon dioxide breathed out in one breath or exchange. Measuring this ratio can be used for estimating which substrate (fuel such as carbohydrate or fat) is being metabolized or ‘oxidized’ to supply the body with energy.

The second study was conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma. This blinded, placebo-controlled study was conducted on a total of sixty men and women of normal weight.

An equal number of participants were separated into two groups to compare one serving (12oz) of Celsius to a placebo of the same amount. According to the study, those subjects consuming Celsius burned significantly more calories versus those consuming the placebo, over a three hour period. The study confirmed that over the three hour period, subjects consuming a single serving of Celsius burned sixty-five percent more calories than those consuming the placebo beverage and burned an average of more than one hundred calories compared to placebo. These results were statistically significant.

The third study, also conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma, extended our second study with the same group of sixty individuals and protocol for 28 days and showed the same statistical significance of increased calorie burn (minimal attenuation). While the University of Oklahoma study did extend for 28 days, more testing would be needed for long term analysis of the Celsius calorie burning effects. Also, these studies were on relatively small numbers of subjects, they have statistically significant results. Additional studies on a larger number and wider range of body compositions can be considered to further the analysis.

Our fourth study, also conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma, combined Celsius with exercise. This 10-week placebo-controlled, randomized and blinded study was conducted on a total of 37 subjects. Participants were randomly assigned into one of two groups: Group 1 consumed one serving of Celsius per day, and Group 2 consumed one serving of an identically flavored and labeled placebo beverage. Both groups participated in 10 weeks of combined aerobic and weight training, following the American College of Sports Medicine guidelines of training for previously sedentary adults. The results showed that consuming a single serving of Celsius prior to exercising may enhance the positive adaptations of exercise on body composition, cardio-respiratory fitness and endurance performance. The researchers of the study presented its preliminary results at the annual meeting of the International Society of Sports Nutrition in June 2008. According to the presentation and abstract, subjects consuming a single serving of Celsius lost significantly more fat mass and gained significantly more muscle mass than those subjects consuming the placebo - a 93.8% greater loss in fat and 50% greater gain in muscle mass, respectively. The study also confirmed that subjects consuming Celsius significantly improved measures of cardio-respiratory fitness and the ability to delay the onset of fatigue when exercising to exhaustion.

Manufacture and Supply of Our Products

Our products are produced by beverage co-packers. A co-packer is a manufacturing plant that provides the service of filling bottles or cans for the brand owner. We believe the benefit of using co-packer is we do not have to invest in the production facility and can focus our resources on brand development, sales and marketing. It also allows us produce in multiple locations strategically placed throughout the country. Currently our products are produced in Mooresville, North Carolina, and Monroe, Wisconsin. We usually produce about 25,000 cases (24 units per case) of Celsius in a production run. We supply all the ingredients and packaging materials. The co-pack facility assembles our products and charges us a fee, by the case. We follow a “fill as needed” manufacturing model to the best of our ability and we have no significant backlog of orders. The shelf life of the Celsius is specified as 14 months for both cans and bottles.

Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our contract packers in accordance with our specifications. Generally, we obtain the ingredients used in our products from domestic suppliers and each ingredient has several reliable suppliers. The ingredients in the Celsius Beverage include Green Tea (EGCG), Ginger (from the root), Caffeine, B-Vitamins, Vitamin C, Taurine, Guarana, Chromium, Calcium, Glucuronolactone and Sucralose, and Celsius is packaged using a supplements facts panel. We have no major supply contracts with any of our suppliers. As a general policy, we pick ingredients in the development of our products that have multiple suppliers and are common ingredients. This provides a level of protection against a major supply constriction or calamity.

We believe that if we grow, we will be able to keep up with increased production demands. We believe that our current co-packing arrangement has the capacity to handle increased business we may face in the next twelve (12) months. To the extent that any significant increase in business requires us to supplement or substitute our current co-packer, we believe that there are readily available alternatives, so that there would not be a significant delay or interruption in fulfilling orders and delivery of our products. In addition, we do not believe that growth will result in any significant difficulty or delay in obtaining raw materials, ingredients or finished product.

Our Primary Markets

We target a niche in the soft drink industry known as functional beverages. The soft drink industry generally characterizes beverages as being made with nutritional and mineral additives, with upscale packaging, and often creating and utilizing new and unique flavors and flavor combinations.

Celsius is ultimately sold across many retail segments or channels. We group the grocery, convenience, drug, mass and club channel into one group as major channels. We classify health clubs, spas, gyms etc as our Health and Fitness channel. We are expanding our distribution into each channel. We reach these channels through sales to DSD distributors or brokers, who in turn sell to different channels or through sales to DTR customers. We cannot accurately estimate how much is sold in each channel, because the sales information comes through our DSD distributors’ sales information, and each one may or may not utilize the same sales channel classification as we do.

Distribution, Sales and Marketing

Our predecessor Elite initiated a grassroots marketing strategy to launch Celsius in 2005.  This marketing strategy leveraged the significant media interest in the results of the clinical trial which confirmed the product’s functional benefit.  Celsius was subsequently unveiled at the International Society for Sports Nutrition (ISSN) annual scientific symposium in June of 2005.  Media interest in the category-creating positioning and clinical proof generated national coverage. Over 200 TV news stations aired over 800 segments highlighting Celsius, as well as articles in a multitude of news papers and magazines and their websites.

Once initial distribution was achieved in the southeastern United States, a top-tier branding agency was retained to develop a comprehensive integrated marketing communications program for use in regional and national roll-out.  These materials included Point of Sale graphics, billboards, print advertising layouts, coupon graphics, radio scripts and other creative components. Over time the point of sale materials have evolved and changed with input from employees and outside consultants. All of these are not used in every market but provide a good foundation of promotional materials as we do launch in a specific area or with a specific distributor.

Celsius and the Beverage Supply Chain

Consumers buy their beverages in various ways. Most beverages are purchased at retailers which can be segmented by type of store such as grocery, drug, convenience/gas, mass and club. Some health focused beverages can be purchased in gyms, health clubs and spas. Some beverages are purchased from vending machines and some consumers order beverages over the internet to be delivered to their homes or offices.

Celsius is a brand that can sell through all of these channels and we are doing so now in the US. We intend to grow our volumes through each channel through various means. We classify the channels into four sub-groups, Major Channel (grocery, drub, convenience, club and mass), Health & Fitness (gyms, health clubs, etc), Vending and Internet Sales. If we grow our distribution network, we believe the largest percentage of sales will come from the major channels.

In the future we will sell Celsius internationally and will group those sales in two large groups, export (an importer buys the product and resells it) and license (a bottler will license the rights to produce locally and then they will sell and distribute in their respective countries.) In the immediate future we are focused on the US market.

Selling to and Growing the DSD Distribution Network

We are currently marketing to distributors using a number of marketing strategies, including direct solicitation, telemarketing, trade advertising and trade show exhibition. These distributors include established distributors of other beverages such as beer, energy drinks, soft drinks, water and ready to drink teas. Our distributors sell our products directly to retail chains, convenience stores, drugstores and mainstream supermarkets for sale to the public. We maintain direct contact with the distributors through our in-house sales managers. In limited markets, where the use of our direct sales managers is not cost-effective, we utilize food brokers and outside representatives.  A DSD distributor will have a defined territory (usually determined by a set of counties).  In many cases we will work with the distributor under a contractual arrangement. For the right to sell Celsius in their territory, they agree to certain duties of which one is a quarterly or yearly minimum of sales.

Distributors sell to the stores in their area. In many cases, the distributor services a chain of retail stores that have a corporate office or buying office that is outside their territory. We make the calls on those stores either on our own or through the neighboring distributor that does have the buying office in their territory. See Selling to Retail Stores for more detail.

Selling to Retail Stores

We are currently marketing to retail stores by utilizing trade shows, trade advertising, telemarketing, direct mail pieces and direct contact with retailers we believe would be interested our products. Our regional sales managers, working with our National Accounts personnel, will make sales calls to and meet with the buyers of these larger chains.

Our strategy is for the chain to be serviced by our DSD distributors or by brokers. Examples of major retail chains that carry Celsius and get their product through our DSD distributors include: Hannafords (Northeast), Walgreens (Georgia, Michigan and Ohio), Meijers (Michigan), QFC (Washington) and through brokers include Walgreens (Florida). In some cases, the retailers are so large that they have established their own distribution and warehousing systems and in these cases we will sell DTR. Examples of these are Vitamin Shoppes (across United States), Krogers, and Raley’s (California).

Vending

We believe that vending is a way to not only get Celsius into the hands of more consumers, in addition, when the machines are labeled or branded with our graphics; they become great promotional signage to help build awareness. The vending operators will buy Celsius either from our DSD distributors or vending distributors strategically located across the US.

Sales Direct to Consumers (Internet Sales)

Consumers are able to purchase Celsius directly from our website. We have customers that choose this method of purchase and delivery in all 48 contiguous states and a few sales in Hawaii and Alaska. We are not focused on building this channel but it helps us build brand awareness in areas that do not have strong retailer or distributor presence yet.

Marketing to Consumers

Advertising. We intend to utilize several marketing strategies to market directly to consumers. Advertising in targeted consumer magazines such aimed at consumers interested in weight loss, diet and fitness, in-store discounts on the products, in-store product demonstration, street corner sampling, coupon advertising, consumer trade shows, event sponsoring and our website http://www.celsius.com are all among consumer-direct marketing devices we intend to utilize in the future.

In-Store Displays. As part of our marketing efforts, we intend to offer in-store displays in key markets. We also believe that our unique packaging is an important part of making successful products.

Seasonality of Sales

Sales of our beverages are seasonal, with the highest sales volumes generally occurring in the second and third fiscal quarters, which correspond to the warmer months of the year in our major markets.

Competition

Our products compete broadly with all beverages available to consumers. The beverage market is highly competitive, and includes international, national, regional and local producers and distributors, many of whom have greater financial, management and other resources than us.

Our direct competitors in the functional beverage market include but are not limited to The Coca-Cola Company, Cadbury Schweppes, PepsiCo, Inc., Nestlé, Waters North America, Inc., Hansen Natural Corp., Red Bull and Glaceau.

While we believe that we offer a unique product which will be able to compete favorably in this marketplace, the expansion of competitors in the functional beverage market, along with the expansion of our competitor’s products, many of whom have substantially greater marketing, cash, distribution, technical and other resources than we do, may impact our products ultimate sales to distributors and consumers.

Proprietary Rights

In connection with our acquisition of the business of Elite, we, through our wholly owned subsidiary Celsius, Inc., have acquired the Celsius® trademark, which is registered in the United States.

We will continue to take appropriate measures, such as entering into confidentiality agreements with our contract packers and exclusivity agreements with our flavor houses, to maintain the secrecy and proprietary nature of our flavor concentrates. We consider our trademarks and flavor concentrate trade secrets to be of considerable value and importance to our business. No successful challenges to our registered trademarks have arisen and we have no reason to believe that any such challenges will arise in the future.

Research and Development

Throughout 2008, the Company will focus its full efforts on Celsius, limiting new product development to flavor line extensions of this high-potential brand.  Two new flavors, peach/mango and raspberry/acai, were recently developed and is being launched September 2008.

Beyond 2008, we intend to target development and launch one high-potential new product per year.  We followed a detailed process to identify, qualify and develop Celsius. As our distribution network increases, we are beginning the process for the next brand that we plan to launch into the distribution network. Last year, we hired a R&D professional to work full time on this process, however, due to budget restrictions, we had to utilize her expertise in other areas, such as marketing and quality control.

The objective is to allow the majority of the Company to stay focused on the current product, Celsius, and the distribution expansion while insuring that there will be additional follow on brands.

Government Regulation

The production, distribution and sale of our products in the United States is subject to the Federal Food, Drug and Cosmetic Act, the Dietary Supplement Health and Education Act of 1994, the Occupational Safety and Health Act, various environmental statutes and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. California law requires that a specific warning appear on any product that contains a component listed by California as having been found to cause cancer or birth defects. The law exposes all food and beverage producers to the possibility of having to provide warnings on their products because the law recognizes no generally applicable quantitative thresholds below which a warning is not required. Consequently, even trace amounts of listed components can expose affected products to the prospect of warning labels. Products containing listed substances that occur naturally in the product or that are contributed to the product solely by a municipal water supply are generally exempt from the warning requirement. While none of our products are required to display warnings under this law, we cannot predict whether an important component of any of our products might be added to the California list in the future. We also are unable to predict whether or to what extent a warning under this law would have an impact on costs or sales of our products.

Measures have been enacted in various localities and states that require that a deposit be charged for certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other deposit, recycling or product stewardship proposals have been introduced in certain states and localities and in Congress, and we anticipate that similar legislation or regulations may be proposed in the future at the local, state and federal levels, both in the United States and elsewhere.

Our facilities in the United States are subject to federal, state and local environmental laws and regulations. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income or competitive position.

Environmental Matters

Based on our current operations, environmental protection requirements do not have a significant financial and operational effect on the capital expenditures, earnings and competitive position of our company in the current financial year and are not expected to have a significant effect in the reasonably foreseeable future.

Employees

As of July 31, 2008, we employed a total of twenty employees on a full-time basis. Of our twenty employees, we employ four in administrative capacities and sixteen persons in sales and marketing capacities. We have not experienced any work stoppages. We have not entered into any collective bargaining agreements. We consider our relations with employees to be good. We also contract with a number of persons independently, who at time to time will work for us at events and samplings.

DESCRIPTION OF PROPERTY

 Our executive offices are located at 140 NE 4th Avenue, Suite C and A, Delray Beach, FL 33483. We are currently being provided with space at this location by an unrelated third party, pursuant to a twelve month lease for $6,717 per month.

The Company has no warehouses or other facilities. We produce our products through a packing, or co-pack, facility in Monroe, Wisconsin for our bottles and in Mooresville, North Carolina for our cans. We have approved three other facilities for co-packing of bottles in New York, Tennessee and Oregon and Tennessee for cans, but are not currently producing product at these facilities.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock was first quoted on the Over-the-Counter Bulletin Board on September 11, 2006, under the trading symbol “VCVC”.  Our trading symbol was changed on December 26, 2006 to “CSUH”.  The following quotations reflect the high and low bids for our Common Stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices for our common shares (obtained from otcbb.com) for each full financial quarter since being quoted were as follows:

Quarter Ended(1)	High	Low
June 30, 2008	$0.19	$0.08
March 31, 2008	$0.28	$0.10
December 31, 2007	$0.65	$0.13
September 30, 2007	$1.31	$0.47
June 30, 2007	$1.78	$0.62
March 31, 2007	$3.67	$1.20
December 31, 2006(2)	$0.602	$0.00
September 30, 2006	N/A	N/A
June 30, 2006	N/A	N/A

(1)	The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
(2)	The Company was originally first quoted on the OTCBB on September 11, 2006.

Holders of Our Common Stock

As of October 7 , 2008, we have approximately 40 stockholders of record. Our transfer agent and registrar for our Common Stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117; Telephone (801) 272-9294.

Dividends

The Company has never declared nor paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. The Company’s current policy is to retain any earnings in order to finance the expansion of its operations. The Board will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

Recent Sales of Unregistered Securities

On January 24, 2007, the Company entered into a merger agreement and plan of reorganization with Celsius, Inc., Elite and Stephen C. Haley, the “Indemnifying Officer” and “Securityholder Agent” of Elite pursuant to which Elite was merged into Celsius, Inc. and became a wholly-owned subsidiary of the Company on January 26, 2007 (the “Merger”).

Under the terms of the Merger Agreement, the Company issued:

•	70,912,246 shares of its Common Stock to the stockholders of Elite as full consideration for the shares of Elite;

•
1,391,500 shares of its Common Stock and a promissory note in the amount of $250,000.00 to Specialty Nutrition Group, Inc. (“SNG”) as consideration for termination of a consulting agreement and assignment of certain trademark rights to the name “Celsius”. The note is non-interest bearing and requires the Company to pay SNG $15,000 a month for eight (8) months starting March 30, 2007 and a lump sum payment of $130,000 on November 30, 2007.

These shares of our Common Stock and the note qualified for exemption under Section 4(2) of since the issuance shares by us did not involve a public offering. The offerings were not “public offerings” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares or notes to a high number of investors. In addition, these stockholders and the note holder had and agreed to the necessary investment intent as required by Section 4(2). Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

In addition, under the terms of the Merger Agreement, the Company issued:

·	warrants to Investa Capital Partners Inc. representing 3,557,812 shares of Common Stock of the Company which were exercised by on February 9, 2007 for an aggregate consideration of $500,000 in cash.

·
1,300,000 shares of its Common Stock concurrent with the Merger in a private placement to non-US resident investors for aggregate consideration of US$650,000 which included the conversion of a $250,000 loan to the Company

On November 8, 2006, the Company issued a promissory note in the principal amount of US$250,000 to Barca Business Services (“Barca”).  Prior to the execution of the Note, there was no relationship between the Company and Barca. The Note bore interest at an annual rate of eight percent (8%) per annum and was due and payable in full one year from the date of issuance. The note was converted into 500,000 shares of its Common Stock as part of a private placement conducted concurrent with the close of the Merger Agreement.

On February 23, 2007 the Company issued 3,557,812 shares of Common Stock to Investa Capital Partners Inc. for an aggregate consideration of $500,000 in cash representing their exercise of the warrant issued under the terms of the Merger Agreement.

On May 15, and June 2, 2007, the Company issued 30,000 and 50,000 shares of Common Stock, respectively to RedChip Companies as consideration for investor relations services. The shares were valued at $70,500 based on the then current market price.

On June 15, 2007, the Company issued 25,000 shares of Common Stock to Fusion Capital, LLC as non-allocable expense reimbursement to cover such items as travel expenses and other expenses in connection with their due diligence of a finance transaction with the Company.

On June 22 and July 16, 2007 the Company issued a total of 3,168,305 for a total consideration of $1.0 million as part of the Purchase Agreement with Fusion Capital, LLC.

In September and October, 2007 the Company issued a total of 250,000 unregistered shares for a total consideration of $100,000 as part of a private placement.

On October 1, 2007, the Company issued 30,000 unregistered shares as consideration for a trademark agreement. The shares were valued at $16,500 based on the then current market price.

On October 25, 2007, the Company issued 100,000 unregistered shares as consideration for a licensing agreement. The shares were valued at $53,000 based on the then current market price.

On January 22, 2008 the Company issued 1,000,000 unregistered common stock and note for $105,000 in exchange for a note and accrued interest of an aggregate value of $225,155 to Brennecke Partners, LLC.

On February 15, 2008 the Company issued 16,671 unregistered shares of common stock in accordance to its 2006 Stock Incentive Plan to an employee exercising vested options.

In February, 2008 the Company issued a total of 3,198,529 unregistered shares of common stock in private placements for an aggregate consideration of $298,900, net of commissions.

In March, 2008 the Company issued a total of 750,000 unregistered shares of common stock as compensation to an international distributor with an aggregate consideration of $120,000.

In March, 2008 the Company issued a total of 10,000,000 unregistered shares of common stock in a private placement, for an aggregate consideration of $500,100. In addition, the investor received a warrant to purchase seven million unregistered shares of common stock during a 3-year period, at an exercise price of $0.13 per share. Of the total consideration, $100,000 was paid in March 2008 and the remaining $400,100 was paid on April 7, 2008.

In June 2008 the Company issued 11.2 million shares as conversion for a $750,000 convertible note that was originally issued in December 2007 and April 2008.

Since June 2008 to date , the Company issued 9.5 million shares with an average conversion price of $0.062, equivalent to $590,000 , as partial conversion of a convertible debenture issued in December 2007.

In September, 2008, the Company granted 25,000 shares to a distributor, with a value of $1,450, as compensation for purchases of products from the Company.

In June and July 2008, the Company issued convertible notes of $250,000, each; the notes were cancelled in connection with the CDS Transaction.

The Company believes that all of the foregoing sales qualified for exemption under Section 4(2) of the Securities Act since the issuance of the notes and shares by us did not involve a public offering. The offerings were not “public offerings” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares or notes to a high number of investors. In addition, these stockholders and the note holder had and agreed to the necessary investment intent as required by Section 4(2). Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Section S promulgated under the Securities Act for these transactions.

We did not employ an underwriter in connection with the issuance of the securities described above. We believe that the issuance of the foregoing securities was exempt from registration under the Securities Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The following is a discussion of the financial condition and results of operations of Celsius Holdings, Inc. comparing the three and six months ended June 30, 2008 compared to the three and six months ended June 30, 2007 and the fiscal years ended December 31, 2007 and December 31, 2006. We operate in the United States through our wholly-owned subsidiaries Celsius Netshipments, Inc. and Celsius Inc. (“Sub”), which acquired the operating business of Elite FX, Inc. (“Elite”) through a reverse merger on January 26, 2007. You should consider the foregoing when reviewing Celsius Holdings, Inc.’s consolidated financial statements attached to this Registration Statement on Form S-1 and this discussion. You should read this section together with the Company’s consolidated financial statements including the notes to those financial statements for the years mentioned above. Dollar amounts of $1.0 million or more are rounded to the nearest one tenth of a million; all other dollar amounts are rounded to the nearest one thousand and all percentages are stated to the nearest one tenth of one percent.

Overview

We operate in United States through our wholly-owned subsidiaries, Celsius Inc., which acquired the operating business of Elite FX, Inc. (“Elite”) through a reverse merger on January 26, 2007, and Celsius Netshipments, Inc.  Celsius, Inc. is in the business of developing and marketing healthier functional beverages in the functional beverage category of the beverage industry.  Celsius was Elite’s first commercially available product. Celsius is a sparkling beverage that burns calories. Celsius is currently available in five flavors: cola, ginger ale, lemon/lime, orange and wild berry. Two new flavors will be introduced in September, 2008, green teas with the flavor of peach/mango and raspberry/acai. Celsius Netshipments, Inc., incorporated in Florida on March 29, 2007, distributes the Celsius beverage via the internet. Our focus is on increasing sales of our existing products.

We are using Celsius as a means to attract and sign up direct-store-delivery (“DSD”) distributors across the US. DSD beverage distributors are wholesalers/distributors that purchase product, store it in their warehouse and then using their own trucks sell and deliver the product direct to retailers and their store shelves or cooler doors. During this process they make sure that the product is properly placed on the shelves, the invoicing and collection process is managed and local personnel are trained. Most retailers prefer this method to get beverages to their stores. One alternative to DSD is brokers, who supply many different types of products to the retailer chains or independent retailers. There are some retailers that prefer a different method called direct-to-retailer (“DTR”). In this scenario, the retailer is buying direct from the brand manufacturer and the product is delivered to the retailer’s warehousing system. The retailer is then responsible to properly stock the product and get it to the shelves. Our strategy is to cover the country with a network of DSD distributors. This allows us to sell to retailer chains that prefer this method and whose store locations span across distributor boundaries. We believe that a strong DSD network gives us a path to get to the smaller independent retailers who are too small to have their own warehousing and distribution systems and thus can only get their beverages from distributors. Our strategy of building a DSD network will not prohibit us from going DTR when a retailer requests or requires it.

We have currently signed up distributors in many of the larger markets in the US (Detroit, Boston, South East Florida, Seattle, Los Angeles, etc). We expect that it will take at least until 2009 before we have most of the United States covered.

Our experience has shown that it takes about two to three months to bring on a distributor. From initial interest to actual purchase order and kick off or the launch in that area, the steps include a physical meeting or two to explain the brand, target markets and our marketing plans. As we add sales representatives, we are able to do more of these activities at a time and speed up the process.

Our principal executive offices are located at 140 NE 4th Avenue, Delray Beach, FL 33483. Our telephone number is (561) 276-2239 and our website is http://www.celsius.com. The information contained on our web site does not constitute part of, nor is it incorporated by reference into, this Prospectus.

Forward-Looking Statements

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “should”, “expect”, “anticipate”, “estimate”, “believe”, “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business”, as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

Results of Operations for the Three Months Ended June 30, 2008 Compared to the Three Months Ended June 30, 2007

Revenue

Sales for the three months ended June 30, 2008 and 2007 were $1.0 million and $376,000, respectively. The increase of 166.2 percent was mainly due to one large international order and to lesser extent to increased sales both to new distributors and for re-orders from established distributors.

Gross profit

Gross Profit was 36.9 percent in the second quarter 2008 as compared to 19.7 percent for the same period in 2007. The increase in gross profit was mainly due to a product mix change from bottles to a majority of cans being shipped, and to improved production efficiencies for our cans, offset to a less extent by lower margin on our export shipments and higher cost for our bottles.

Operating Expenses

Sales and marketing expenses has increased substantially from one year to the next, $705,000 for the second quarter of 2008 as compared to $373,000 for the same three month period in 2007, or an increase of $332,000. This was mainly due to increased employee cost by $90,000, local advertising and sampling by $182,000, and sales and marketing travel expense by $46,000, offset to a lesser extent by reduced other marketing expense of $24,000. The general and administrative expenses increased from $378,000 for the second quarter of 2007 to $423,000 for the same period in 2008, an increase of $45,000. This was mainly due to increased cost for issuance of options to employees and consultants of $132,000, increased cost of personnel of $32,000, and increased research and development expense of $27,000, offset to a lesser extent by reduction of legal and professional fees of $70,000, reduced investor relations expense of $96,000.

Other expense

The net interest expense increased from $50,000 for the second quarter in 2007 to $157,000, during the second quarter in 2008, or an increase of $107,000. This increase was mainly due to amortization of debt discount of $133,000, incurred when issuing convertible notes, offset to a lesser extent by an increase in interest income of $25,000.

Results of Operations for the Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

Revenue

Sales for the six months ended June 30, 2008 and 2007 were $1.5 million and $617,000, respectively. The increase of 148.5 percent was due to one large international order and to increased sales both to new distributors and re-orders from established distributors, mainly sales directly or indirectly to Walgreens of $289,000, which is a new customer this year.

Gross profit

Gross profit was 39.3 percent in six months ended June 30, 2008 as compared to 22.7 percent for the same period in 2007. The increase in gross profit was mainly due to a product mix change from bottles to a majority of cans being shipped, and to improved production efficiencies on our cans, offset to a lesser extent by lower margins on our export sales and increased cost for our bottles.

Operating Expenses

Sales and marketing expenses have increased substantially from one year to the next, $1.6 million for the first half of 2008 as compared to $718,000 for the same six month period in 2007, or an increase of $836,000. Sales and marketing employee cost increased by $281,000, local advertising and sampling by $303,000, sales and marketing travel expense by $109,000, and national advertising by $120,000. The general and administrative expenses increased from $687,000 for the first half of 2007 to $888,000 for the same period in 2008, an increase of $201,000. This increase was mainly due to increased cost for issuance of options to employees and consultants of $104,000, expense for issuance of shares to a distributor of $120,000, increased cost of personnel of $55,000, and increased research and development expense of $137,000, offset to a lesser extent by reduction of legal and professional fees of $59,000, reduced investor relations expense of $101,000, and reduced insurance expense of $63,000.

We recognized an expense for termination of a consulting agreement in January of 2007 of $500,000. Coinciding with the reverse merger, the Company issued 1.4 million shares, valued at $250,000 and an interest-free note for $250,000 as consideration for termination of a consulting agreement and assignment of the Celsius trademarks.

Other expense

The net interest expense increased from $81,000 for the first 6 months of 2007 to $260,000, during the same period in 2008, or an increase of $179,000. This increase was mainly due to amortization of debt discount of $188,000, incurred when issuing convertible notes, offset to a lesser extent by an increase in interest income of $51,000.

Results of Operations for the Fiscal Year 2007 Compared to the Fiscal Year 2006

Revenue

Revenue increased 26.8 % for the year 2007 to $1.6 million, as compared to $1.3 million in 2006. The increase of $348,000 was mainly due to increase of our sales of Celsius in sleek cans, which we started to ship in May of 2007. We have seen a trend of more sales of cans compared to bottles. If we look at our sales by quarter, we can see a downward trend during 2006 and an upward trend during 2007. For instance, our revenue during the fourth quarter of 2007 was 95% higher than the same quarter in 2006.

Gross Profit

Cost of sales was 62.9% during the year 2007 as compared to 65.5% in 2006. The decrease in cost of sales was mainly due improved margins on cans compared to bottles, which was partially offset by some returns from customers in the middle of the year 2007, when we were shifting some of our distributors to new distributors that we believe will better serve us in the future.

Operating Expenses

Sales and marketing expenses increased to $1.5 million in 2007 as compared to $1.0 million in 2006, an increase of $547,000. This increase was mainly due to increased cost for personnel, $341,000; increased cost of sampling events, $96,000 and other various marketing expenses, partially offset by reduced royalty fees of $66,000 and reduced print and radio media advertising. We have shifted our focus on sales and marketing expenditure. We spend more on direct distributor support and less on public relations expense. General and administrative expenses increased to $2.1 million in 2007 as compared to $791,000 in 2006, an increase of $1.3 million. The increase was mainly due to increased cost for personnel, $655,000, for professional fees and investor relations expenses, $239,000 and for product development cost, $203,000, as well as increased insurance expense, office expense, etc.

We recognized an expense for termination of a consulting agreement in the first quarter of 2007 of $500,000. Coinciding with the Merger, the Company issued 1.4 million shares of Common Stock, valued at $250,000, and an interest-free note for $250,000, as consideration for termination of a consulting agreement.

Other Expense

Other expense consists of interest on outstanding loans of $181,000 in 2007 as compared to $112,000 in 2006. The increase of $70,000 was mainly due to increased loans. As part of this expense, we recorded amortization of debt discounts on two convertible notes for a total of $8,000. The remaining un-amortized debt discount was $236,000 as of December 31, 2007.

Liquidity and Capital Resources

We have yet to establish any history of profitable operations. We have incurred annual operating losses of $3.7 million, $1.5 million and $853,000, respectively, during the past three years of operation, 2007, 2006 and 2005, respectively, and a loss during the first six months of 2008 of $2.1 million. As a result, at June 30, 2008, we had an accumulated deficit of $8.2 million. At June 30, 2008, we had a working capital deficit of $1.5 million. The independent auditor’s report for the year ended December 31, 2007, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have an operating cash flow deficit of $2.6 million, $1.2 million and $813,000, for last three years, respectively. Our revenue has not been sufficient to sustain our operations. We expect that our revenue will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our current product Celsius® and any future products we develop. No assurances can be given when this will occur or that we will ever be profitable.

We fund part of our working capital from two lines of credit. One line of credit with a factoring company was renewed in January 2008 and is for $500,000. The line of credit lets us borrow 80% of eligible receivables. The factoring flat fee is 1.5% of the invoice amount; in addition we incur an interest charge of prime rate plus three percent on the average outstanding balance. The outstanding balance as of June 30, 2008 was $114,000.

We renewed a second line of credit on February 28, 2008 for inventory financing. The line of credit is also for $500,000 and lets us borrow up to 50% of our cost of eligible finished goods. The line of credit carries an interest charge of 1.5% per month of the outstanding balance and a monitoring fee of 0.5% of the previous month’s average outstanding balance. The outstanding balance as of June 30, 2008 was $265,000.

In April 2007, the Company received $250,000 in bridge financing from Brennecke Partners LLC. The note was restructured in January 2008. The remaining balance of the original note was exchanged for one million shares of the Company’s common stock valued at $121,555 and a new note for $105,000. The new note had 7 monthly principal payments of $15,000 starting March 1, 2008. The note does not carry interest. The outstanding balance on the note as of June 30, 2008 was $45,000.

We borrowed in 2004 and 2005 a total of $500,000 from one of our stockholders with interest of a rate variable with the prime rate. There is no repayment date or any plan in place to repay the loan. The outstanding balance as of June 30, 2008 was $669,000.

We borrowed $50,000 from the CEO of the Company in February 2006. The loan carries interest of seven percent. There is no fixed repayment date; the plan is to pay off the loan as funds are available. The outstanding balance as of June 30, 2008 was $33,000. As of June 30, 2008, we also owe the CEO $171,000 for accrued salaries from 2006 and 2007.

We terminated a consulting agreement with a company controlled by one of our former directors. As partial consideration we issued a note payable for $250,000. The outstanding balance as of June 30, 2008 was $125,000.

We issued in December 2007 a convertible note for $1.5 million and received $250,000 in cash and a note receivable for $1.3 million; see further discussion below on our purchase agreement with Golden Gate Investors.

We issued in December 2007, a convertible note to CD Financial LLC (“CDF”) for $250,000. The note carries 8 percent interest and was due on April 16, 2008. The note was refinanced in April at the time CDF lent us additional $500,000. The combined note was converted in June 2008 to 11.2 million shares of our Common Stock.

We issued in June and July, 2008, two separate convertible notes to CDF, each for $250,000. The notes carry 8 percent interest. In August of 2008, we entered into a securities purchase agreement with CDS Ventures of South Florida, LLC, an affiliate of CDF, pursuant to which we received $1.5 million in cash, cancelled the two convertible notes issued to CD Financial, LLC and issued 2,000 Series A Preferred Shares, and the right to purchase additional 1,000 Series A Preferred Shares.

We received during 2007 a total of $400,000 as deposits against future orders from an international customer. We received a purchase order from the customer, and shipped products in April and June offsetting the deposit. There is no outstanding balance as of June 30, 2008.

We entered into a Stock Purchase Agreement with Fusion Capital in June 2007. During 2007, we received $1.4 million in proceeds from sales of shares to Fusion Capital. We can sell shares for a consideration of up to $14.6 million to Fusion Capital until October 2009, when and if the selling price of the shares to Fusion Capital exceeds $0.45.

We will require additional financing to sustain our operations. Management estimates that we need to raise an additional $2.0 to $3.0 million in order to implement our revised business plan over the next 12 months. We are able to implement an alternative business plan with less financing, which is more in line to funds received and financing that we have already negotiated to receive. We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations. No assurances can be given that the Company will be able to raise sufficient financing.

The following table summarizes contractual obligations and borrowings as of December 31, 2007, and the timing and effect that such commitments are expected to have on our liquidity and capital requirements in future periods (in thousands). We expect to fund these commitments primarily with raise of debt or equity capital.

	Payments Due by Period
Contractual	Total	Less Than	1-3 Years	3-5 Years	More Than
Obligations		1 Year			5 Years
Debt to related party	1,057	1,057	—	—	—
Loans payable	2,086	757	14	1,315	—
Purchase obligations	—	—	—	—	—
Total	$3,143	$1,814	$14	$1,315	$—

Our securities purchase agreement with CDS Ventures of South Florida, LLC

On August 8, 2008, we entered into a securities purchase agreement (the “Purchase Agreement”) with CDS, a Florida limited liability company.  Under the Purchase Agreement, CDS purchased 2,000 shares of Series A Preferred Stock , evidenced by a certificate of designation filed with the Nevada Secretary of State (the “Certificate of Designation”) and the right to purchase up to an additional 1,000 shares of Series A Preferred Stock, for an aggregate purchase price of $2,000,000 consisting of a cash payment of $1.5 million and the cancellation of two notes in aggregate amount of $500,000 issued to CD Financial, LLC, an affiliate of CDS (the “Purchase Price”).  The purchase of any part of the additional 1,000 shares of Series A Preferred Stock (the “Additional Shares”) will have a consideration of $1,000 per share of Series A Preferred Stock.  CDS has the right to convert the Series A Preferred Stock to Common Stock at any time. The conversion price is $0.08 (eight cents) per share of common stock for a period of 200 days from the date on which the Certificate of Designation is effective with the Nevada Secretary of State.  Thereafter, the conversion price shall be the greater of (i) 90% of the Market Price on the conversion date and (ii) $0.08 (eight cents) as appropriately adjusted for stock splits, stock dividends and similar events. Market price means the average of the ten daily volume weighted average prices for the 10 trading days immediately preceding the applicable date of determination.

Pursuant to the Purchase Agreement, the Company entered into a registration rights agreement under which the Company agreed to file a registration statement for the common stock issuable upon conversion of Series A Preferred Shares.

The Series A Preferred Stock accrues dividends on the stated share value at an annual rate of ten percent.  Dividends on the Series A Preferred Stock are payable annually on the last business day of each fiscal year of the Company in additional shares of Series A Preferred Stock.

Our purchase agreement with Golden Gate Investors, Inc.

On December 19, 2007, we entered into a securities purchase agreement with Golden Gate Investors, Inc (“GGI”). The agreement includes four tranches of $1,500,000 each.  Each tranche consists of a 7.75% convertible debenture (the “Debenture”) issued by the Company, in exchange for $250,000 in cash and a promissory note for $1,250,000 issued by GGI which matures on February 1, 2012. The promissory note contains a prepayment provision which requires GGI to make prepayments of interest and principal of $250,000 monthly upon satisfaction of certain conditions. One of the conditions to prepayment is that Company’s shares issued pursuant to the conversion rights under Debenture must be freely tradable under Rule 144 of the Securities Act of 1933. The Debenture can be converted at any time with a conversion price as the lower of (i) $1.00, or (ii) 80% of the average of the three lowest daily volume weighted average price during the 20 trading days prior to GGI’s election to convert. The Company is not required to issue the shares unless a corresponding payment has been made on the promissory note.

GGI made its first monthly payment of $250,000 in the end of June 2008 and made its monthly payment in July and August, plus all accrued interest.  GGI converted $40,000 of its convertible debenture in June 2008 to 604,000 shares. Subsequent to the quarter-end, GGI has converted additionally $305,000 of its convertible debenture to approximately 4.4 million shares.

Tranches 2, 3 and 4 can be consummated at the election of GGI at any time beginning upon the execution of the Debenture, or successive debenture, until the balance due under the Debenture, or each successive debenture, decreases below $250,000. Tranches 2, 3 and 4 of the agreement with Golden Gate Investors, Inc. may be rescinded and not effectuated by either party, subject to payment of a penalty.

Related Party Transactions

We received advances from one of our stockholders at various instances during 2004 and 2005, $76,000 and $424,000, respectively. The total amount outstanding, including accrued interest, as of June 30, 2008 was $669,000. The loan was restructured on August 8, 2008 whereby we will make 17 monthly payments of the 19th day of each month with a final payment of the balance on January 19, 2010. The interest on the loan is prime rate, which at today’s rate of five percent would mean that the balloon payment in 2010 would be approximately $619,000.

We accrued the CEO’s salary from March 2006 through May 30, 2007.  The total accrued salary as of June 30, 2008 was $171,000. Since June 1, 2007 we have paid his salary in full. The CEO also lent the Company $50,000 in February 2006. In April 2008, $25,000 was repaid and the outstanding amount as of June 30, 2008 was $33,000. In August 2008 we restructured the debt and combined it into one note with three percent interest annually. Twenty-nine monthly payments of $5,000 in principal and interest are due from August 31, 2008, onwards, and a final payment on January 31, 2011 of $64,042.

The CEO has guaranteed the Company’s obligations under the factoring agreement with Bibby Financial Services, Inc. (“Bibby”). The outstanding balance to Bibby as of June 30, 2008 was $114,000. The CEO has also guaranteed the financing of a vehicle on behalf of the Company, and was previously guaranteeing the office lease for the Company. The CEO was not compensated for issuing the guarantees.

The COO of the Company lent the Company $50,000 in February 2008, the loan was repaid in March 2008. The COO also purchased in February 2008, 781,250 shares in a private placement for a total consideration of $75,000.

The CFO of the Company lent the Company $25,000 in February 2008, the loan was repaid in February 2008. The CFO also purchased in February 2008, 245,098 shares in a private placement for a total consideration of $25,000.

The VP of Strategic Accounts and Business Development purchased in February 2008, 245,098 in a private placement for a total consideration of $25,000.

Related party transactions are contracted on terms comparable to the terms of similar transactions with unaffiliated parties.

Going Concern

The accompanying condensed consolidated financial statements are presented on a going concern basis. This condition raises substantial doubt about the Company’s ability to continue as a going concern.  The Company is diligently trying to raise financing; however, there can be no assurance that the Company will be successful in its endeavors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 4, 2006, we received the resignation of our principal independent accountant, Armando C. Ibarra, C.P.A.

Armando C. Ibarra, C.P.A. had served as our principal independent accountant from inception (April 26, 2005) and the fiscal year September 2005, inclusive through August 4, 2006.

The principal independent accountant’s report issued by Armando C. Ibarra, C.P.A. for the year ended September 30, 2005 did not contain any adverse opinion or disclaimer of opinion and it was not modified as to uncertainty, audit scope, or accounting principles, other than their opinion, based on our lack of operations and our net losses, there was substantial doubt about our ability to continue as a going concern.  The financial statements did not include any adjustments that might have resulted from the outcome of that uncertainty.

We are able to report that during the year ended September 30, 2005 through August 4, 2006 there were no disagreements with Armando C. Ibarra, C.P.A., our former principal independent accountant, on any matter of accounting principles or practices, financial statement  disclosure, or auditing scope or procedure, which, if not resolved to Armando C. Ibarra, C.P.A.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on our consolidated financial statements for such periods. We have requested that Armando C. Ibarra, C.P.A. furnish us with a letter addressed to the SEC stating whether or not it disagrees with the above statements.  A copy of such letter is filed herewith as Exhibit 16.1.

On August 4, 2006, upon authorization and approval of the Company’s Board of Directors, the Company engaged the services of Chang G. Park, CPA, Ph.D. as its independent registered public accounting firm.

On March 8, 2007, the Company terminated Chang G. Park, CPA, Ph.D. (“Park”) as the Company’s independent registered public accounting firm. The decision to dismiss Park was unanimously determined and approved by the Company’s Board of Directors.

The audit reports of Park on the financial statements of the Company as of and for the years ended September 30, 2005 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended September 30, 2005 and 2006 and the subsequent interim period through March 8, 2007, there were no disagreements with Park on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Park, would have caused it to make reference thereto in its reports on the financial statements for such years.

In connection with the audits of the two fiscal years ended September 30, 2005 and 2006 and the subsequent interim period through March 8, 2007, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On March 8, 2007, upon authorization and approval of the Company’s Board of Directors, the Company engaged Sherb & Co. (“Sherb”) as the Company’s independent registered public accounting firm.

 During the Company’s fiscal years ended September 30, 2005 and 2006 and the subsequent interim period through March 8, 2007, neither the Company nor anyone acting on its behalf consulted with Sherb regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), or a reportable event (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table lists the current members of our Board of Directors and our executive officers as of October 7 , 2008. The address for our directors is c/o Celsius Holdings, Inc., 140 NE 4th Avenue, Delray Beach, FL 33483. There are no family relationships among members of our Board or our executive officers, with the exception of Janice Haley who is the wife of Stephen C. Haley.

Name	Age	Position

Stephen C. Haley	51	Chief Executive Officer, President and Chairman of the Board of Directors

Jan Norelid	55	Chief Financial Officer and Director

Richard McGee	68	Chief Operating Officer

Janice Haley	47	Vice President of Strategic Accounts and Business Development

James Cast	60	Director

William H. Milmoe	60	Director

Geary W Cotton	56	Director

Set forth below is a brief description of the background and business experience of each of our executive officers directors.

Stephen C. Haley is Chief Executive Officer, President and Chairman of the Board of Directors for the Company, and has served in this capacity since he founded Elite in 2004. Elite merged into the Company’s subsidiary, Celsius, Inc. on January 26, 2007.  Prior to founding Elite, from 2001 to 2004, Mr. Haley invested in multiple companies including the beverage industry. From 1999 to 2001, he held positions as COO and Chief Business Strategist for MAPICS, a publicly held, international software company with over 500 employees and $145 million in revenue. From 1997 to 1999, he was CEO of Pivotpoint, a Boston based Enterprise Requirements Planning (ERP) software firm, backed by a venture group including Goldman Sachs, TA Associates, and Greyloc. He holds a BSBA in Marketing from the University of Florida.

Jan Norelid is the Chief Financial Officer and a director of the Company.  He joined Elite as Chief Financial Officer in November 2006. Mr. Norelid has thirty years of local and international financial experience. Most recently, from 2005 to 2006 he worked as consultant for Bioheart Inc, a start-up bio-medical company, and FAS Group, a consulting firm specialized in SEC related matters. Previously, from September 1997 to January 2005, Mr. Norelid served as Chief Financial Officer for Devcon International Corp, an $80 million NASDAQ listed company which manufactures building materials and provides a comprehensive range of heavy-construction and support services. From January 1996 to September 1997, Mr. Norelid owned and operated a printing franchise. Prior to this, from 1990 to 1995, Mr. Norelid worked as Chief Financial Officer for Althin Medical Inc., a $100 million public medical device company. Previous experience since 1977 consisted of various controller and CFO positions for Swedish companies, stationed in six different countries in four continents. Mr. Norelid holds a degree in Business Administration from the Stockholm School of Economics.

Richard McGee is the Chief Operating Officer of the Company.  Mr. McGee joined Elite as Chief Operating Officer in September 2005. From 1998 to September 2005 Mr. McGee was retired and did not work. His experience includes over 40 years in beverage manufacturing, operations, and distribution. Mr. McGee was President of Cotton Club Bottling Group in Cleveland Ohio, which manufactured its own brands and distributed other nationally recognized beverages throughout the Midwest. Mr. McGee arranged the sale of Cotton Club in 1998 to the American Bottling Group Company which was jointly owned by Cadbury Schweppes and The Carlyle Group.  Mr. McGee has a degree in Business from Montana State University.

Janice Haley is the Vice President of Strategic Accounts and Business Development of the Company.  Ms. Haley joined Elite in 2006 as VP of Marketing. Prior to joining Elite, from 2001 to 2006, Ms. Haley, together with her husband Stephen C. Haley, was an investor in beverage distribution and manufacturing companies. Ms. Haley has over 20 years management expertise including the software technology industry in enterprise applications and manufacturing industries specializing in business strategy, sales and marketing. From 1999 to 2001 she was Director of Corporate Communications of Mapics, an international public software company. Previously, from 1997 to 1999 she worked as VP of Marketing of Pivotpoint, a Boston based, venture-funded, software company. Ms. Haley began her career in production in commercial and defense manufacturing firms such as ITT and Honeywell Inc.  Ms. Haley holds a BSBA in Marketing from University of Florida.

James Cast is a director of the Company.  Mr. Cast joined Elite as director in 2007. Mr. Cast is a certified public accountant and is the owner of a CPA firm in Ft. Lauderdale, Florida, which specializes in taxes and business consulting. Prior to forming his firm in 1994, Mr. Cast was senior tax Partner-in-Charge of KPMG Peat Marwick’s South Florida tax practice with over one hundred ten employees. During his twenty-two years at KPMG he was also the South Florida coordinator for all mergers, acquisitions, and business valuations. He is a member of AICPA and FICPA. He currently serves on the Board of the Covenant House of Florida. He has a BA from Austin College and a MBA from the Wharton School at the University of Pennsylvania.

William Milmoe is a director of the Company.  Mr. Milmoe joined Celsius Holdings, Inc as director in August 2008. Mr. Milmoe is president and chief financial officer of CDS International Holdings, Inc., a position he has held since 2006. From 1997 to 2006, he was CDS’ chief financial officer and treasurer.  Mr. Milmoe is a certified public accountant with over 40 years of broad business experience in both public accounting and private industry. His financial career has included positions with PricewaterhouseCoopers, an internal public accounting firm, General Cinema Corporation, an independent bottler of Pepsi Cola and movie exhibitor.  Mr. Milmoe is member of both the Florida and the American Institute of Certified Public Accountants.

Geary Cotton is a director of the Company. Mr. Cotton joined Celsius Holdings, Inc as director in September, 2008. Mr. Cotton is director of a privately held insurance industry company, XN Financial. Mr. Cotton was from 1986 to 2000 chief financial officer of Rexall Sundown, and public entity sold in 2000 for $1.8 billion. Mr. Cotton was a director and audit committee chairman of QEP Co. Inc. from 2002 to 2006. Mr. Cotton is a certified public accountant with over 30 years of broad business experience in both public accounting and private industry. Mr. Cotton is a graduate of University of Florida.

Term of Office

Our directors are elected for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Board Committees

We have not separately designated an executive committee, nominating committee, compensation committee or audit committee of the Board.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will manage for the long-term benefit of our stockholders. In that regard, we have established and adopted a code of business conduct and ethics applicable to all of our directors, officers and employees.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the years ended December 31, 2007 and 2006:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
		($)	($)	($)	($)	($)	($)	($)	($)

Stephen Haley, President, CEO and Chairman	2006	-	-	-	-	-	-	120,000 (1)	120,000
	2007	93,877	-	-	24,769	-	-	51,000 (1)	169,646

Jan Norelid, CFO	2006	8,308	-	-	-	-	-	-	8,308
	2007	135,831	-	25,000	20,271	-	-	4,985	186,087

Richard McGee, COO	2006	60,000	-	-	-	-	-	-	60,000
	2007	106,615	13,506	-	28,073	-	-	9,692	157,886

Janice Haley, VP Strategic accounts	2006	65,385	-	-	-	-	-	-	65,385
	2007	103,846	-	-	33,025	-	-	-	136,871

(1) Salary was accrued but not paid.

Summary Director Compensation Table

No director has received compensation of any type for his or her work as director during the fiscal years 2007 or 2006.

Executive Officer Employment Agreements

On January 19, 2007, Elite entered into employment agreements with the Messrs. Stephen C. Haley, Jan Norelid, Richard McGee and Ms. Janice Haley.  Each of these agreements has been assumed by the Company pursuant to the Merger Agreement.  Each of the agreements has a three (3) year term ending on January 18, 2010. The agreements provide for a discretionary bonus. The bonus plans have not yet been established by the board, but may contain items such as goals to achieve certain revenue, to reduce cost of production, to achieve certain gross margin, to achieve financing, etc.

The agreement with Mr. Stephen C. Haley, our Chief Executive Officer and Chairman of the Board, provides for a base annual salary of $144,000, a discretionary annual bonus. Mr. Haley is entitled to severance benefits if Mr. Haley’s employment is terminated upon his death or if his employment is terminated by the Sub other than for cause. These severance benefits include on termination:

(a)
due to death a lump sum payment death benefit equal to his annual base salary plus the annualized amount of incentive compensation paid Mr. Haley most recently multiplied by the term remaining in his employment agreement; and

(b)
for other than for cause (i) a lump sum payment equal to his annual base salary plus the annualized amount of incentive compensation paid Mr. Haley most recently multiplied by the greater of the term remaining in his employment agreement or two (2) years, and (ii) a continuation of all other benefits through for the greater of the term remaining in his employment agreement or two (2) years.

If Mr. Haley terminates his employment for reasons other than the Company’s breach of the agreement, he will not be entitled to severance benefits.   Mr. Haley will not be entitled to severance benefits if his employment agreement is terminated for cause (as described below).

The agreement with Mr. Jan Norelid, our Chief Financial Officer, provided for a base annual salary of $108,000 and a discretionary annual bonus, and an increase of his base salary to $144,000 at the earlier of ninety (90) days from the closing of the Merger agreement or the Company has raised $2.5 million in financing, and a discretionary annual bonus.  Mr. Norelid is entitled to severance benefits if Mr. Norelid’s employment is terminated by the Sub other than for cause. These severance benefits include on termination:

for other than for cause (i) a lump sum payment equal to his annual base salary plus the annualized amount of incentive compensation paid Mr. Haley most recently multiplied by the greater of the term remaining in his employment agreement or two (2) years, and (ii) a continuation of all other benefits through for the greater of the term remaining in his employment agreement or two (2) years.

The agreement with Mr. Richard McGee provides for a base annual salary of $108,000 and an increase of his salary to $144,000 when the Company has raised $2.5 million in financing, and a discretionary annual bonus.

The agreement with Ms. Janice Haley, our Vice President of Marketing, provides for a base annual salary of $100,000 and an increase of her salary to $120,000 when the Company has raised $2.5 million in financing, and a discretionary annual bonus.

The agreements with Mr. McGee and Ms. Haley provide for severance benefits if employment is terminated by the Sub other than for cause.  These severance benefits include on termination:

for other than for cause an amount equal to the sum of such employee’s then current annual base salary plus the annualized amount of incentive compensation paid to such employee within the last year before the date such employee’s employment was terminated, multiplied by the number of full and partial years remaining in the term of the agreement.

The Company anticipates senior executive bonuses under each of these agreements will be determined based on various factors, including revenue achievement and operating income (loss) before depreciation and amortization targets, as well as personal contributions.

These employment agreements may be terminated by the Company if the executive commits an act or an omission resulting in a willful and material breach of or failure or refusal to perform his duties, commits fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services, convicts any crime which involves dishonesty or breach of trust, or acts in gross negligence in the performance of his duties (provided that the Company gives the executive notice of the basis for the termination and an opportunity for 15 days to cease committing the alleged conduct) or violates the confidentiality or non-competition requirements of the agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 7 , 2008 for:

•	each of our executive officers and directors;
•	all of our executive officers and directors as a group; and
•	Any other beneficial owner of more than five percent (5%) of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership
	Outstanding Shares Beneficially	Right to Acquire Within 60 Days After October 7 ,	Shares Beneficially Owned (3)
Name and Address of Beneficial Owner(1)	Owned	2008	Number	Percentage

Stephen C. Haley	26,744,926	668,623	27,413,549	19. 3%

Lucille Santini	18,144,926	-	18,144,926	12.8%

CDS Ventures of South Florida, LLC		25,000,000	25,000,000	15. 0%

CD Financial, LLC	11,184,016	-	11,184,016	7.9%

Joseph & Gionis LLC	10,000,000	7,000,000	17,000,000	11. 5%

Jan Norelid	1,422,344 (2)	1,501,761	2,924,105	2. 0%

Richard McGee	1,583,598	1,133,372	2,716,970	1. 9%

Janice Haley	245,098	1,141,498	1,386,596	1.0%

James Cast	-	200,588	200,588	0.1%

William H. Milmoe (4)	10,000	2,500,000	2,510,000	1.8%

Geary Cotton	-	-	-	-%

All executive officers and directors as a group (6 persons)	30,005,966	7,145,841	37,151,807	25. 0%
________________

(1)	Unless otherwise noted in the table above, the address of each beneficial owner listed on the table is c/o Celsius Holdings, Inc., 140 NE 4th Avenue, Suite C, Delray Beach, FL 33483.
(2)	Includes 54,000 shares owned by Mr. Norelid’s adult children, beneficial ownership of which is disclaimed by Jan Norelid.
(3)
Applicable percentage of ownership is based on 141,314,506 shares of Common Stock outstanding as of October 7 , 2008, together with securities exercisable or convertible into shares of common stock within sixty (60) days of October 7 , 2008, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.

(4)
Includes a beneficial interest of 10% in CDS Ventures of South Florida, LLC, which owns 2,000 shares of Series A Preferred Stock that is convertible into 25 million shares of common stock as of the date of this filing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our articles of incorporation. We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On close of the Merger Agreement, the Sub assumed employment agreements with the Messrs. Stephen C. Haley, Jan Norelid, Richard McGee and Ms. Janice Haley, previously executed by Elite.  The Company issued 50,000 shares of Elite to Jan Norelid in compensation on January 19, 2007. The Company recorded a charge of $25,000.

On September 30, 2006, we issued 4,000,000 shares of Common Stock to our previous president, Mr. Kostovski at a value of $0.0025 per share in exchange for organizational services and expenses, proprietary rights, business plans, and cash in for total aggregate consideration of $10,000. On April 30, 2006, a total of 3,200,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.0025 per share to Mr. Kostovski. These issuances were made to Mr. Kostovski, pursuant to Section 4(2) of the Securities Act and were restricted shares as defined in the Act.  On January 26, the 7.2 million shares issued to Mr. Kostovski were cancelled as part of the Merger Agreement.

On January 26, 2007, the Company retired the loan provided by Mr. Kostovski to the Company which amounted to an aggregate total of $1,800 ($500 cash loan and another $1,300 owed to him for use of his office space). This amount was retired as part of the requirement of the Merger Agreement.  This loan was unsecured, due on demand and did not bear interest.

The Company generated revenue from Specialty Beverage Distributors, Inc. (“SBD”) of $128 and $296,640 during the year ended December 31, 2006 and 2005, respectively. SBD is 50% owned by Mr. Haley and 50% owned by Lucille Santini, a stockholder of the Company. During 2006, the Company delivered and invoiced SBD $69,832 for products, no revenue was recorded as the collectibility was not reasonably assured. At the end of 2005, Elite recorded $60,640 in allowance for bad debt for outstanding receivable from SBD. SBD ceased operations in 2006.

Elite operated during 2005 and most of 2006 from temporary offices in the home of Mr. Haley, who has also guaranteed certain of the Elite’s liabilities.

We accrued the CEO’s salary from March 2006 through May 30, 2007.  The total accrued salary as of June 30, 2008 was $171,000. Since June 1, 2007 we have paid his salary in full. The CEO also lent the Company $50,000 in February 2006. In April 2008, $25,000 was repaid and the outstanding amount as of June 30, 2008 was $33,000. In August 2008 we restructured the debt and combined it into one note with three percent interest annually. Twenty-nine monthly payments of $5,000 in principal and interest are due from August 31, 2008, onwards, and a final payment on January 31, 2011 of $64,042.

The CEO has guaranteed the Company’s obligations under the factoring agreement with Bibby Financial Services, Inc. (“Bibby”). The outstanding balance to Bibby as of June 30, 2008 was $114,000. The CEO has also guaranteed the financing of a vehicle on behalf of the Company, and was previously guaranteeing the office lease for the Company. The CEO was not compensated for issuing the guarantees.

Included in a consulting agreement, we acquired the rights to the trademark “Celsius” from one of our directors. Upon termination of the agreement certain payment was due. Payment was issued in the form of an interest-free note payable for $250,000 and 1,391,500 shares of our common stock, valued at $250,000. In addition, we had previously accrued two percent in deferred royalty on our sales from January 1, 2006. The amount accrued, $24,546, was also considered part of the agreement termination expense. The amount outstanding as of June 30, 2008 and December 31, 2007, was $125,000 and $160,000, respectively.

The COO of the Company lent the Company $50,000 in February 2008, the loan was repaid in March 2008. The COO also purchased in February 2008, 781,250 shares in a private placement for a total consideration of $75,000.

The CFO of the Company lent the Company $25,000 in February 2008, the loan was repaid in February 2008. The CFO also purchased in February 2008, 245,098 shares in a private placement for a total consideration of $25,000.

The VP of Strategic Accounts and Business Development purchased in February 2008, 245,098 in a private placement for a total consideration of $25,000.

Related party transactions are contracted on terms comparable to the terms of similar transactions with unaffiliated parties

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

AVAILABLE INFORMATION

We have filed a Registration Statement on Form S-1 under the Securities Act the SEC with respect to the shares of our Common Stock offered through this Prospectus. This Prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this Prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. In addition, we will file electronic versions of our annual, quarterly and current reports on the SEC’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System.

FINANCIAL STATEMENTS

CELSIUS HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Index to Financial Statements

Page Number

Condensed Consolidated Balance Sheets at June 30, 2008 (unaudited)
and December 31, 2007	F-2

Condensed Consolidated Statements of Operations for three months
and six months ended June 30, 2008 and 2007 (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for
six months ended June 30, 2008 and 2007 (unaudited)	F-4

Notes to Condensed Consolidated Financial Statements
for six months ended June 30, 2008 (unaudited)	F-5- F-16

Report of Independent Registered Public Accounting Firm	F-18

Consolidated Balance Sheet as of December 31, 2007 and December 31, 2006	F-19

Consolidated Statements of Operations for the years ended
December 31, 2007 and 2006	F-20

Consolidated Statements of Changes in Stockholders' Deficit
for the years ended December 31, 2007 and 2006	F-21

Consolidated Statements of Cash Flows for the years ended
December 31, 2007 and 2006	F-22

Notes to Consolidated Financial Statements
for the year ended December 31, 2007	F-23 - F-36

Celsius Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30	December 31[1]
ASSETS	2008	2007
	(unaudited)
Current assets:
Cash and cash equivalents	$96,790	$257,482
Accounts receivable, net	340,939	276,877
Inventories, net	575,615	578,774
Other current assets	17,656	44,960
Total current assets	1,031,000	1,158,093

Property, fixtures and equipment, net	106,489	64,697
Note receivable	1,000,000	1,250,000
Other long-term assets	60,340	60,340
Total Assets	$2,197,829	$2,533,130

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$809,965	$594,828
Loans payable	548,766	710,307
Deposit from customer	-	400,000
Short term portion of other liabilities	12,691	7,184
Convertible note payable, net of debt discount	242,366	199,692
Due to related parties	873,558	896,721
Total current liabilities	2,487,346	2,808,732

Convertible note payable, net of debt discount	1,298,242	1,314,914
Other liabilities	30,747	14,236
Total Liabilities	3,816,335	4,137,882

Stockholders’ Deficit:
Preferred stock, $0.001 par value; 50,000,000 shares
authorized and no shares issued and outstanding	-	-
Common stock, $0.001 par value: 350,000,000 shares
authorized, 132 million and 106 million shares
issued and outstanding, respectively	132,363	105,611
Additional paid-in capital	6,468,162	4,410,405
Accumulated deficit	(8,219,031)	(6,120,768)
Total Stockholders’ Deficit	(1,618,506)	(1,604,752)
Total Liabilities and Stockholders’ Deficit	$2,197,829	$2,533,130

1 Derived from audited financial statements.

The accompanying notes are an integral part of these condensed consolidated financial statements

Celsius Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2008	2007	2008	2007

Net sales	$1,000,109	$375,668	$1,533,491	$617,058
Cost of sales	631,321	301,661	930,216	476,739

Gross profit	368,788	74,007	603,275	140,319

Selling and marketing expenses	705,135	372,915	1,553,351	717,599
General and administrative expenses	423,492	377,755	888,397	687,407
Contract termination expense	-	-	-	500,000

Loss from operations	(759,839)	(676,663)	(1,838,473)	(1,764,687)

Other expense:
Interest expense, related party	(12,588)	18,688	1,838	36,490
Interest expense, net	169,168	30,933	257,952	44,036

Total other expense	156,580	49,621	259,790	80,526

Net loss	$(916,419)	$(726,284)	$(2,098,263)	$(1,845,213)

Basic and diluted:
Weighted average shares outstanding	123,126,449	101,377,081	115,691,540	96,509,146
Loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

The accompanying notes are an integral part of these condensed consolidated financial statements

Celsius Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
	For the Six Months Ended June 30
	2008	2007
Cash flows from operating activities:
Net loss	$(2,098,263)	$(1,845,213)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	11,124	3,560
Loss on disposal of assets	804	-
Adjustment to reserve for bad debt	-	9,778
Impairment of intangible assets	-	26,000
Termination of contract	-	500,000
Issuance of stock options	131,070	26,982
Amortization of debt discount	188,575	-
Issuance of shares as compensation	120,000	95,500
Change in operating assets and liabilities:
Accounts receivable, other	(64,062)	(115,665)
Inventories	3,159	16,244
Prepaid expenses and other assets	27,304	26,400
Deposit from customer	(400,000)	12,358
Accounts payable and accrued expenses	217,853	(159,651)
Net cash used in operating activities	(1,862,436)	(1,403,707)

Cash flows from investing activities:
Purchases of property and equipment	(53,720)	(2,337)
Net cash used in investing activities	(53,720)	(2,337)

Cash flows from financing activities:
Proceeds from sale of common stock	799,312	1,387,187
Proceeds from recapitalization due to merger	-	353,117
Proceeds from note receivable	250,000	-
Proceeds (repayment) of note to shareholders	750,000	(621,715)
Proceeds from loans payable	81,229	551,381
Repayment of loans payable	(100,077)	-
Repayment of debt to related parties	(25,000)	(31,449)
Net cash provided by financing activities	1,755,464	1,638,521

(Decrease) increase in cash	(160,692)	232,477
Cash, beginning of period	257,482	28,579
Cash, end of period	$96,790	$261,056

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$110,715	$36,887
Cash paid during the year for taxes	$-	$-
Non-Cash Investing and Financing Activities:
Issuance of shares for note payable	$911,555	$-
Issuance of shares for termination of contract	$-	$274,546
Issuance of note payable for termination of contract	$-	$250,000

The accompanying notes are an integral part of these condensed consolidated financial statements

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Celsius Holdings, Inc. (f/k/a Vector Ventures Corp.) (the “Company”) was incorporated under the laws of the State of Nevada on April 26, 2005.  The Company was formed to engage in the acquisition, exploration and development of natural resource properties. On December 26, 2006 the Company amended its Articles of Incorporation to change its name from Vector Ventures Corp. as well as increase the authorized shares to 350,000,000 $0.001 par value common shares and 50,000,000 $0.001 par value preferred shares.

Celsius Holdings, Inc. is a holding company and carries on no operating business except through its wholly owned subsidiaries, Celsius, Inc. and Celsius Netshipments, Inc. Celsius, Inc. was incorporated in Nevada on January 18, 2007, and merged with Elite FX, Inc. (“Elite”) on January 26, 2007 (the “Merger”), which was incorporated in Florida on April 22, 2004. Celsius Netshipments, Inc. was incorporated in Florida on March 28, 2007.

Prior to January 26, 2007, the Company was in the exploration stage with its activities limited to capital formation, organization, development of its business plan and acquisition of mining claims.  On January 24, 2007, the Company entered into a merger agreement and plan of reorganization with Celsius, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Sub”), Elite FX, Inc., a Florida corporation (“Elite”), and Steve Haley, the “Indemnifying Officer” and “Securityholder Agent” of Elite, (the “Merger Agreement”). Under the terms of the Merger Agreement Elite was merged into Sub and became a wholly-owned subsidiary of the Company on January 26, 2007 (the “Merger”).

Under the terms of the Merger Agreement, the Company issued:

•	70,912,246 shares of its common stock to the stockholders of Elite, including 1,337,246 shares of common stock issued as compensation, as full consideration for the shares of Elite;
•	warrants to Investa Capital Partners Inc. to purchase 3,557,812 shares of common stock of the Company for $500,000, the warrants were exercised in February 2007;
•	1,391,500 shares of its common stock as partial consideration of termination of a consulting agreement and assignment of certain trademark rights to the name “Celsius”;
•	options to purchase 10,647,025 shares of common stock of the Company in substitution for the options currently outstanding in Elite;
•
1,300,000 shares of its common stock concurrent with the Merger in a private placement to non-US resident investors for aggregate consideration of US$650,000 which included the conversion of a $250,000 loan to the Company.

Celsius Holdings, Inc’s majority stockholder, Mr. Kristian Kostovski, cancelled 7,200,000 shares of common stock of the Company held by him shortly after the close of the Merger Agreement.

For financial accounting purposes, the Merger was treated as a recapitalization of Celsius Holdings, Inc with the former stockholders of Celsius Holdings, Inc retaining approximately 24.6% of the outstanding stock. This transaction has been accounted for as a reverse acquisition and accordingly the transaction has been treated as a recapitalization of Elite, with Elite as the accounting acquirer.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

The historical financial statements are a continuation of the financial statements of the accounting acquirer, and any difference of the capital structure of the merged entity as compared to the accounting acquirer’s historical capital structure is due to the recapitalization of the acquired entity.

After the merger with Elite FX the Company changed its business to become a manufacturer of beverages. The calorie burning beverage Celsius® is the first brand of the Company.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited condensed consolidated financial statements included herein have been prepared by us, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, (the “SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. In the opinion of the management, the interim consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the statement of the results for the interim periods presented.

Going Concern — The accompanying unaudited consolidated financial statements are presented on a going concern basis. The Company has suffered losses from operations, has a stockholders' deficit, and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management is currently seeking new capital or debt financing to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that the Company will be able to raise any additional funds. If not successful in obtaining financing, the Company will have to substantially diminish or cease its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Consolidation Policy — The accompanying consolidated financial statements include the accounts of Celsius Holdings, Inc. and subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.

Significant Estimates — The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates, and such differences could affect the results of operations reported in future periods.

Concentrations of Risk — Substantially all of the Company’s revenue is derived from the sale of the Celsius beverage.

The Company uses single supplier relationships for its raw materials purchases and bottling capacity, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation limit.

Cash and Cash Equivalents — The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents. At June 30, 2008 and December 31, 2007, the Company did not have any investments with maturities greater than three months.

Accounts Receivable — Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At June 30, 2008, there was no allowance for doubtful accounts.

Inventories — Inventories include only the purchase cost and are stated at the lower of cost or market. Cost is determined using the average method. Inventories consist of raw materials and finished products. The Company writes down inventory during the period in which such materials and products are no longer usable or marketable. At June 30, 2008 there was a write down of inventory of $16,444.

Property, Fixtures, and Equipment — Furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of furniture, fixtures, and equipment is calculated using the straight-line method over the estimated useful life of the asset generally ranging from three to seven years. Depreciation expense recognized in the first six months of 2008 was $11,124.

Impairment of Long-Lived Assets — Asset impairments are recorded when the carrying values of assets are not recoverable.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, or at least annually. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss. Impairment losses are measured as the amount by which the carrying amount of assets exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

The Company recognized an impairment charge during the first six months of 2007 of $26,000 and no impairment in 2008.

Intangible Assets — Intangible assets consist of the web domain name Celsius.com and other trademarks and trade names, and are subject to annual impairment tests. This analysis will be performed in accordance with Statement of Financial Standards (‘‘SFAS’’) No. 142, Goodwill and Other Intangible Assets. Based upon impairment analyses performed in accordance with SFAS No. 142 in fiscal years 2007 and 2006, an impairment was recorded of $26,000 and $0, respectively. The impairment was recorded for domain names and international registration of trademarks. During the Company’s annual review of long-lived assets in July of 2008, the Company concluded that no further impairment was required.

Revenue Recognition — Revenue is recognized when the products are delivered, invoiced at a fixed price and the collectibility is reasonably assured. Any discounts, sales incentives or similar arrangement with the customer is estimated at time of sale and deducted from revenue.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

Advertising Costs — Advertising costs are expensed as incurred. The Company uses mainly radio, local sampling events and printed advertising. The Company incurred expenses of $529,000 and $166,000, during the first six months of 2008 and 2007, respectively.

Research and Development — Research and development costs are charged to operations as incurred and consist primarily of consulting fees, raw material usage and test productions of soda. The Company incurred expenses of $138,000 and $1,000, during the first six months of 2008 and 2007, respectively.

Fair Value of Financial Instruments — The carrying value of cash, accounts receivable, and accounts payable approximates fair value. The carrying value of debt approximates the estimated fair value due to floating interest rates on the debt.

Income Taxes — Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than changes in the tax law or rates. A valuation allowance is recorded when it is deemed more likely than not that a deferred tax asset will be not realized.

Earnings per Share — Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options, convertible notes and warrants (calculated using the reverse treasury stock method). As of June 30, 2008 there were options to purchase 13.3 million shares outstanding, which exercise price averaged $0.07. The dilutive common shares equivalents, including convertible notes and warrants, of 11.1 million shares were not included in the computation of diluted earnings per share, because the inclusion would be anti-dilutive.

Reclassifications — Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Standards No. 157, "Fair Value Measurements" (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 did not have a material impact on the Company's consolidated financial position or results of operations.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS 159 did not have on the Company’s consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity’s deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of SFAS 141R will have a material impact on its results of operations or financial condition.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No 51 (“SFAS 160”). SFAS 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method significantly changes the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 31, 2008. These standards will change our accounting treatment for business combinations on a prospective basis.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This guidance is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”, and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141R when the underlying arrangement includes renewal or extension of terms that would require substantial costs or result in a material modification to the asset upon renewal or extension. Companies estimating the useful life of a recognized intangible asset must now consider their historical experience in renewing or extending similar arrangements or, in the absence of historical experience, must consider assumptions that market participants would use about renewal or extension as adjusted for SFAS No. 142’s entity-specific factors. This standard is effective for fiscal years beginning after December 15, 2008, and is applicable to the Company’s fiscal year beginning January 1, 2008. The Company does not anticipate that the adoption of this FSP will have a material impact on its results of operations or financial condition.

In March 2008 and May 2008, respectively, the FASB issued the following statements of financial accounting standards, neither of which is anticipated to have a material impact on the Company’s results of operations or financial position:

•	SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133;” and
•	SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

3.	INVENTORIES

Inventories consist of the following at:

	June 30,	December 31,
	2008	2007
Finished goods	$496,334	$407,972
Raw Materials	95,725	187,246
Less: inventory valuation allowance	(16,444)	(16,444)
Inventories, net	$575,615	$578,774

4.	OTHER CURRENT ASSETS

Other current assets at June 30, 2008 and December 31, 2007 consist of deposits on purchases, prepaid insurance and accrued interest receivable.

5.	PROPERTY, FIXTURES, AND EQUIPMENT

Property, fixtures and equipment consist of the following at:

	June 30,	December 31,
	2008	2007
Furniture, fixtures and equipment	$130,986	$78,425
Less: accumulated depreciation	(24,497)	(13,728)
Total	$106,489	$64,697

Depreciation expense amounted to $11,124 and $3,561 during the first six months of 2008 and 2007, respectively.

6.	OTHER LONG-TERM ASSETS

Other long-term assets at June 30, 2008 and December 31, 2007 consist of a deposit on office lease and intangible assets.

7.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at:

	June 30,	December 31,
	2008	2007
Accounts payable	$657,632	$466,047
Accrued expenses	152,333	128,781
Total	$809,965	$594,828

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

8.	DUE TO RELATED PARTIES

Due to related parties consists of the following as of:

		June 30,	December 31,
		2008	2007
a.	The Company received advances from one of its shareholders at various instances during 2004 and 2005, $76,000 and $424,000, respectively. The loan, which is not documented and has no repayment date, accrues interest with a rate varying with the prime rate. No interest has been paid to the shareholder.	$669,111	$669,111
b.	The Company’s CEO loaned the Company $50,000 in February 2006. This loan is not documented, accrues 7 percent interest, and has no repayment date. The current liability to the CEO at June 30, 2008 and December 31, 2007, was $33,447 and $56,610, respectively. Moreover, the Company started accruing salary for the CEO in March of 2006 at a rate of $12,000 per month; at June 30, 2008 and December 31, 2007, the total liability for accrued salary to the CEO was $171,000. The Company has since June 1, 2007 paid the full salary to the CEO.	204,447	227,610
		$873,558	$896,721

9.	LOANS PAYABLE

Loans payable consist of the following as of:

		June 30,	December 31,
		2008	2007
a.	The Company renewed its factoring agreement for the Company’s accounts receivable during the first quarter of 2008. The maximum finance amount under the agreement is $500,000. Each factoring of accounts receivable has a fixed fee of one and a half percent of the invoice amount, a minimum fee per month and an interest charge of prime rate plus three percent on the outstanding balance under the credit agreement. The accounts receivable are factored with full recourse to the Company and are in addition secured by all of the Company’s assets.	$114,261	$102,540
b.	The Company renewed its financing agreement for inventory on February 28, 2008. The line of credit is for $500,000 and carries an interest charge of 1.5 percent of the outstanding balance and a monitoring fee of 0.5 percent of the previous month’s average outstanding balance. The Company can borrow up to 50 percent of the cost of eligible finished goods inventory. The credit agreement is secured by all of the Company’s assets.	264,505	222,092

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

		June 30,	December 31,
		2008	2007
c.	On April 2, 2007 the Company received a $250,000 loan from Brennecke Partners LLC. In January, 2008 the Company restructured the then outstanding balance of the note and issued 1 million shares for an equivalent value of $121,555, and a new non-interest bearing note for $105,000. The note calls for 7 monthly principal payments beginning March 1, 2008.	$45,000	$225,675
d.	The Company terminated a consulting agreement and received in assignment the rights to the trademark “Celsius” from one of its former directors. Payment was issued in the form of an interest-free note payable for $250,000 and 1,391,500 shares of common stock. The note had monthly amortization of $15,000 beginning June 30, 2007 with final payment of the remaining outstanding balance on November 30, 2007.	125,000	160,000
		$548,766	$710,307

10.	DEPOSIT FROM CUSTOMER

During 2007, the Company received $400,000 from an international customer as deposit on future orders. The deposit was used in its entirety to pay for product shipped in April and June of 2008. The current balance as of June 30, 2008 and December 31, 2007 was $0 and $400,000, respectively.

11.	CONVERTIBLE NOTE PAYABLE

On December 18, 2007 the Company issued a $250,000 convertible note to CD Financial LLC (“CD”). The loan incurs eight percent interest per annum, and the note is due on April 16, 2008. The note can be converted to Company common stock after February 16, 2008 at a rate equal to seventy five percent of the average of the previous five days volume weighted average price for trading of the common stock, nevertheless, in no case can the note be converted to more than 25 million shares of common stock. At the time of recording the note a beneficial conversion feature for the conversion option was recorded in the amount $57,219, of which $6,199 was amortized in 2007, and $51,020 in 2008. Total outstanding as of December 31, 2007 was $199,692, which is net of debt discount of $51,020. On April 4, 2008 the Company received an additional $500,000 from CD on the same terms as the first note, also extending the due date of the first note. At the time of recording the second note a beneficial conversion feature for the conversion option was recorded as debt discount in the amount $154,835. On June 10, 2008, the total amount of $750,000 was converted to 11,184,016 shares of Common Stock. The Company amortized 106,948 of the debt discount as interest expense; the remaining balance of the debt discount at time of conversion reduced the amount credited to equity.

On June 5, 2008, the Company issued a third convertible note for $250,000 to CD. The note carries 8 percent interest per annum and is convertible together with a future possible investment on or before August 3, 2008. If not converted, the note is due on November 3, 2008. At the time of recording the note a beneficial conversion feature for the conversion option was recorded in the amount $15,625, of which $6,621 was amortized in June of 2008. Total outstanding as of June 30, 2008 was $242,366, which is net of debt discount of $9,004.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

12.	OTHER LIABILITY

During 2006, the Company acquired a copier and a delivery van. The outstanding balance on the aggregate loans as of June 30, 2008 and December 31, 2007 was $16,342 and $21,420, respectively, of which $7,463 and $7,184, is due during the next 12 months, respectively. The loans carry interest of 6.7% and 9.1%, respectively. The monthly payments are $406 and $317, respectively. The assets that were purchased are collateral for the loans.

In June 2008, the Company acquired two delivery vans. The outstanding balance as of June 30, 2008 was $27,096, of which $5,228 is due during the next 12 months. The loan carries an interest of 5.8%. The monthly payment is $521. The assets that were purchased are collateral for the loans.

13.	LONG TERM DEBENTURE

On December 19, 2007, the Company entered into a $6 million security purchase agreement (the “Security Agreement”) with Golden Gate Investors, Inc (“GGI”), a California corporation. Under the Security Agreement, the Company issued as a first tranche a $1.5 million convertible debenture maturing on December 19, 2011. The debenture accrues seven and 3/4 percent interest per annum.  As consideration the Company received $250,000 in cash and a note receivable for $1,250,000. The note receivable accrues eight percent interest per annum and is due on February 1, 2012. The note has a pre-payment obligation of $250,000 per month when certain criteria are fulfilled. The most significant criteria is that the Company can issue freely tradable shares under the debenture for an equivalent value. The Company estimates that according to Rule 144, the shares will be freely tradable at different dates in 2008. The Company is not obligated to convert the debenture to shares, partially or in full, unless GGI prepays the respective portion of its obligation under the note. The Security Agreement contains three more identical tranches for a total agreement of $6 million. Each new tranche can be started at any time by GGI during the debenture period which is defined as between December 19, 2007 until the balance of the existing debentures is $250,000 or less. Either party can, with a total penalty payment of $45,000 for the Company, and $100,000 for GGI, cancel any or all of the three pending tranches.

The debenture is convertible to common shares at a conversion rate of eighty percent of the average of the three lowest volume weighted average prices for the previous 20 trading days. The Company is not obligated to convert the amount requested to be converted into Company common stock, if the conversion price is less than $0.20 per share. GGI’s ownership in the company cannot exceed 4.99% of the outstanding common stock. Under certain circumstances the Company may be forced to pre pay the debenture with a fifty percent penalty of the pre-paid amount.

The Company recorded a debt discount of $186,619 with a credit to additional paid in capital for the intrinsic value of the beneficial conversion feature of the conversion option at the time of issuance. The debt discount is being amortized over the term of the debenture. The Company recorded $23,328 as interest expense amortizing the debt discount during the first six months of 2008. The Company considered SFAS 133 and EITF 00-19 and concluded that the conversion option should not be bifurcated from the host contract according to SFAS 133 paragraph 11 a, and concluded that according to EITF 00-19 the conversion option is recorded as equity and not a liability.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

In June 2008, the Company received the first payment of $250,000 on the note receivable. The Company converted $40,000 of the debenture to 603,628 shares of Common Stock in June 2008, and subsequent to June 30 has converted additional $150,000 to 2,255,436 shares of Common Stock.

The outstanding liability, net of debt discount, as of June 30, 2008 and December 31, 2007 was $1,298,242 and $1,314,914, respectively.

14.	STOCK-BASED COMPENSATION

The Company adopted an Incentive Stock Plan on January 19, 2007. This plan is intended to provide incentives which will attract and retain highly competent persons at all levels as employees of the Company, as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire the Company's common stock or to receive monetary payments based on the value of such shares pursuant to Awards issued. While the plan terminates 10 years after the adoption date, issued options have their own schedule of termination. Until 2017, options to acquire up to 16.0 million shares of common stock may be granted at no less than fair market value on the date of grant. Upon exercise, shares of new common stock are issued by the Company.

The Company has issued approximately 13.3 million options to purchase shares at an average price of $0.07 with a fair value of $519,000. For the six months ended June 30, 2008, the Company recognized $131,070 of non-cash compensation expense (included in Selling, General and Administrative expense in the accompanying Unaudited Condensed Consolidated Statement of Operations). As of June 30, 2008, the Company had approximately $249,000 of unrecognized pre-tax non-cash compensation expense which the Company expects to recognize, based on a weighted-average period of 1.3 years. The Company used the Black-Scholes option-pricing model and straight-line amortization of compensation expense over the two to three year requisite service or vesting period of the grant. There are options to purchase 4.1 million shares that have vested, and 16,671 shares were exercised as of June 30, 2008. The following is a summary of the assumptions used:

Risk-free interest rate	1.7% - 4.9%
Expected dividend yield	—
Expected term	3 – 5 years
Expected annual volatility	73% - 82%

Elite granted on January 19, 2007, prior to the merger with Celsius Holdings, Inc, equivalent to 1,337,246 shares of common stock in the Company, to its Chief Financial Officer as starting bonus for accepting employment with the Company. The Company valued the grant of stock based on fair value of the shares, which was estimated as the value of shares in the most recent transaction of the Company’s shares. The Company recognized the expense upon issuance of the grant.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

 In March, 2008, the Company issued a total of 750,000 shares as compensation to an international distributor at a fair value of $120,000. The same agreement can give the distributor 750,000 additional shares if certain sales targets are met, or if the stock price of the Company is 45 cents or greater for a period of 5 trading days, whichever occurs first.

15.	RELATED PARTY TRANSACTIONS

The CEO has guaranteed the Company’s obligations under the factoring agreement with Bibby Financial Services, Inc. (“Bibby”), the outstanding balance to Bibby as of June 30, 2008 and December 31, 2007 was $114,261 and $102,540, respectively. The CEO has also guaranteed the financing for the Company’s offices and a purchase of a vehicle. The CEO has not received any compensation for the guarantees.

The COO of the Company lent the Company $50,000 in February 2008, the loan was repaid in March 2008. The COO also purchased in February 2008, 781,250 shares in a private placement for a total consideration of $75,000.

The CFO of the Company lent the Company $25,000 in February 2008, the loan was repaid in February 2008. The CFO also purchased in February 2008, 245,098 shares in a private placement for a total consideration of $25,000.

The Vice President of Strategic Accounts and Business Development purchased in February 2008, 245,098 in a private placement for a total consideration of $25,000.

16.	STOCKHOLDERS’ DEFICIT

Issuance of common stock pursuant to conversion of note

In January 2008, the Company restructured the then outstanding balance of a note and issued 1 million shares for an equivalent value of $121,555, and a new non-interest bearing note for $105,000. The note calls for 7 monthly principal payments beginning March 1, 2008. The outstanding balance as of June 30, 2008 was $90,000.

In June 2008, the Company issued 11,184,016 and 603,628 as conversion of notes for $750,000 and $40,000, respectively, to two separate noteholders.

Issuance of common stock pursuant to services performed

In March 2008, the Company issued a total of 750,000 shares as compensation to an international distributor at a fair value of $120,000.

Issuance of common stock pursuant to exercise of stock options

On February 15, 2008 the Company issued 16,671 shares of unregistered common stock in accordance to its 2006 Stock Incentive Plan to an employee exercising vested options.

Issuance of common stock pursuant to private placements

In February 2008 the Company issued a total of 3,198,529 unregistered shares of common stock in private placements for an aggregate consideration of $298,900, net of commissions.

In March 2008 the Company issued a total of ten million unregistered shares of common stock in a private placement, for an aggregate consideration of $500,100. In addition, the investor received a warrant to purchase seven million unregistered shares of common stock during a 3-year period, at an exercise price of $0.13 per share. Of the total consideration, $100,000 was paid in March and $400,100 was paid on April 7, 2008.

Celsius Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

17.	SUBSEQUENT EVENTS

In July and August Golden Gate Investors, converted $200,000 of its convertible debenture to 2.9 million shares. Golden Gate Investors made its second payment of $250,000 in July on its note payable to the Company.

On July 15, 2008 the Company issued a convertible note for $250,000 to CD Financial, LLC. The note carries 8 percent interest per annum and was converted in August 2008.

On August 8, 2008, the Company entered into a securities purchase agreement (“SPA”) with CDS Ventures of South Florida, LLC (“CDS”), an affiliate of CD Financial, LLC. Pursuant to the SPA, the Company issued 2,000 Series A preferred shares (“Preferred Shares”), as well as a warrant to purchase additional 1,000 Preferred Shares, for a cash payment of $1.5 million and the cancellation of two notes in aggregate amount of $500,000 issued to CD Financial, LLC. The Preferred Shares can be converted into Company Common Stock at any time; for the first 200 days after the closing date, the conversion price is $0.08, after which the conversion price is the greater of $0.08 or 90% of the volume weighted average price of the Common Stock for the prior 10 trading days. Pursuant to the SPA, the Company entered into a registration rights agreement under which the company agreed to file a registration statement for the common stock issuable upon conversion of Preferred Shares. The Preferred Shares accrues a ten percent annual dividend, payable in additional Preferred Shares. The full agreement can be reviewed in the Company’s Form 8-K filed with the SEC in August 2008.

CELSIUS HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

SHERB & CO., LLP	1900 NW Corporate Blvd., Suite 210 East Boca Raton, Florida 33431 Tel. 561-886-4200 Fax. 561-886-3330 email:info@sherbcpa.com Offices in New York and Florida
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Celsius Holdings, Inc.

We have audited the accompanying consolidated balance sheet s of Celsius Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006,  and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2007 and 2006, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to  have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 2007 and 2006,  and the results of their operations and cash flows for the years ended December 31, 2007 and 2006, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered losses from operations, has a stockholders' deficit, and has a negative working capital all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                           /s/ Sherb & Co., LLP
                                                                            Certified Public Accountants

Boca Raton, Florida
February 28, 2008

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
	2007	2006
ASSETS
Current Assets:
Cash	$257,482	$28,579
Accounts receivable	276,877	128,319
Inventories, net	578,774	565,099
Prepaid expenses and other current assets	44,960	48,634

Total current assets	1,158,093	770,631

Property, fixtures and equipment, net	64,697	30,191
Intangible assets, net	41,500	26,000
Note receivable	1,250,000	-
Other assets	18,840	6,260

Total assets	$2,533,130	$833,082

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$594,828	$681,178
Notes payable	550,307	337,519
Note to stockholders	-	621,715
Deposit from customer	400,000	-
Short term portion of long term liabilities	7,184	6,736
Convertible note payable, net of debt discount of $51,020	199,692	-
Due to related parties	1,056,721	784,345

Total current liabilities	2,808,732	2,431,493

Convertible note payable, net of debt discount of $185,086	1,314,914	-
Other long term liabilities	14,236	21,516

Total liabilities	4,137,882	2,453,009

Stockholders' Deficit:
Preferred stock; $.001 par value, 50,000,000 shares authorized none issued or outstanding	-	-
Common stock; $.001 par value, 350,000,000 shares,
authorized 105,610,358 issued and outstanding	105,611	69,575
Additional paid in capital	4,410,405	705,425
Accumulated deficit	(6,120,768)	(2,394,927)

Total stockholders’ deficit	(1,604,752)	(1,619,927)

Total liabilities and stockholders’ deficit	$2,533,130	$833,082

See Notes to Consolidated Financial Statements

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2007	2006
Revenue	$1,644,780	$1,296,958
Revenue, related party	-	128
Total Revenue	1,644,780	1,297,086

Cost of revenue	1,033,971	815,154
Cost of revenue, related party	-	34,916
Total cost of revenue	1,033,971	850,070

Gross profit	610,809	447,016

Operating expenses:
Selling and marketing expense	1,545,323	998,510
General and administrative expense	2,109,874	791,290
Termination of contract expense, related party	500,000	-

Total operating expenses	4,155,197	1,789,800

Operating loss	(3,544,388)	(1,342,784)

Other expenses:
Interest expense, related party	75,647	72,468
Interest expense, other, net	105,806	39,101

Total other expenses	181,453	111,569

Net loss	$(3,725,841)	$(1,454,353)

Loss per share, basic and diluted	$(0.04)	$(0.02)

Weighted average shares outstanding -
basic and diluted	100,688,634	70,912,246

See Notes to Consolidated Financial Statements

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

			Additional
	Common Stock		Paid-In	Accumulated	Total
	Shares	Amount	Capital	Deficit

Balance at December 31, 2005	69,575,000	$69,575	$705,425	$(940,574)	$(165,574)

Net loss				(1,454,353)	(1,454,353)
Balance at December 31, 2006	69,575,000	69,575	705,425	(2,394,927)	(1,619,927)
Effect of recapitalization due to merger	24,000,000	24,000	329,117		353,117
Issuance of common stock
in exchange of note	500,000	500	249,500		250,000
Issuance of common stock
for cash	5,013,800	5,014	1,777,720		1,782,734
Exercise of warrants	3,557,812	3,558	496,442		500,000
Shares issued as compensation	1,572,246	1,572	196,928		198,500
Shares issued for termination of contract	1,391,500	1,392	273,154		274,546
Beneficial conversion feature of debt instrument			243,838		243,838
Stock option expense			138,281		138,281
Net loss				(3,725,841)	(3,725,841)
Balance at December 31, 2007	105,610,358	$105,611	$4,410,405	$(6,120,768)	$(1,604,752)

See Notes to Consolidated Financial Statements

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(3,725,841)	$(1,454,353)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	11,658	1,665
Impairment of intangible assets	26,000	-
Termination of contract	500,000	-
Issuance of stock options	138,281	-
Accrued interest, related parties and stockholders	126,647	209,086
Interest expense, debt discount amortization	7,732	-
Issuance of shares as compensation	198,500	-
Changes in operating assets and liabilities:
Accounts receivable	(148,558)	(94,980)
Inventories	(13,675)	(298,686)
Prepaid expenses and other current assets	3,674	(38,635)
Other long-term assets	(12,580)	-
Accounts payable and accrued expenses	(62,524)	496,580
Deposit from customer	400,000	-
Net cash used in operating activities	(2,550,686)	(1,179,323)

Cash flows from investing activity:
Purchases of intangible assets	(41,500)	(26,000)
Purchases of property, fixtures and equipment	(46,164)	(27,646)
Net cash used in investing activities	(87,664)	(53,646)

Cash flows from financing activities:
Proceeds from sale of common stock	1,782,734	200,000
Proceeds from exercise of warrants	500,000	-
Proceeds from recapitalization due to merger	353,117	-
(Repayment) Proceeds from note to stockholders	(621,715)	600,000
Proceeds from issuance of convertible notes	500,000	-
Proceeds from loans payable	483,891	365,772
Repayment of loans payable	(24,325)	-
Proceeds from due to related parties	(106,449)	58,736
Net cash provided by financing activities	2,867,253	1,224,508
Increase (decrease) in cash	228,903	(8,461)

Cash, beginning of year	28,579	37,040
Cash, end of year	$257,482	$28,579

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$107,364	$17,386
Cash paid during the year for taxes	$-	$-

See Notes to Consolidated Financial Statements

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business —Celsius Holdings, Inc. (f/k/a Vector Ventures Corp., the “Company”) was incorporated under the laws of the State of Nevada on April 26, 2005.  The Company was formed to engage in the acquisition, exploration and development of natural resource properties. On December 26, 2006 the Company amended its Articles of Incorporation to change its name from Vector Ventures Corp. as well as increase the authorized shares to 350,000,000, $0.001 par value common shares and 50,000,000, $0.001 par value preferred shares.

Prior to January 26, 2007, the Company was in the exploration stage with its activities limited to capital formation, organization, development of its business plan and acquisition of mining claims.  On January 24, 2007, the Company entered into a merger agreement and plan of reorganization with Celsius, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Sub”), Elite FX, Inc., a Florida corporation (“Elite”), and Steve Haley, the “Indemnifying Officer” and “Securityholder Agent” of Elite, (the “Merger Agreement”). Under the terms of the Merger Agreement Elite was merged into Sub and became a wholly-owned subsidiary of the Company on January 26, 2007 (the “Merger”).

Under the terms of the Merger Agreement, the Company issued:

•	70,912,246 shares of its common stock to the stockholders of Elite, including 1,337,246 shares of common stock issued as compensation, as full consideration for the shares of Elite;

•	warrants to Investa Capital Partners Inc. to purchase 3,557,812 shares of common stock of the Company for $500,000. The warrants were exercised in February 2007;

•	1,391,500 shares of its common stock as partial consideration for termination of a consulting agreement and assignment of certain trademark rights to the name “Celsius”;

•	options to purchase 10,647,025 shares of common stock of the Company in substitution for the options currently outstanding in Elite;

•
1,300,000 shares of its common stock concurrent with the Merger in a private placement to non-US resident investors for aggregate consideration of US$650,000 which included the conversion of a $250,000 loan to the Company.

Celsius Holdings, Inc’s majority stockholder, Mr. Kristian Kostovski, cancelled 7,200,000 shares of common stock of the Company held by him shortly after the close of the Merger Agreement.

For financial accounting purposes, the Merger was treated as a recapitalization of Celsius Holdings, Inc with the former stockholders of the Celsius Holdings, Inc retaining approximately 24.6% of the outstanding stock. This transaction has been accounted for as a reverse acquisition and accordingly the transaction has been treated as a recapitalization of Elite FX, Inc., with Elite FX, Inc. as the accounting acquirer. The historical financial statements are a continuation of the financial statements of the accounting acquirer, and any difference of the capital structure of the merged entity as compared to the accounting acquirer’s historical capital structure is due to the recapitalization of the acquired entity.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Going Concern — The accompanying consolidated financial statements are presented on a going concern basis. The Company has suffered losses from operations, has a stockholders' deficit, and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management is currently seeking new capital or debt financing to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that the Company will be able to raise any additional funds. If not successful in obtaining financing, the Company will have to substantially diminish or cease its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Consolidation Policy — The accompanying consolidated financial statements include the accounts of Celsius Holdings, Inc. and subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.

Significant Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Concentrations of Risk — Substantially all of the Company’s revenue derives from the sale of the Celsius beverage.

The Company uses single supplier relationships for its raw materials purchases and bottling capacity, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation limit.

Cash and Cash Equivalents — The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents. At December 31, 2007, the Company did not have any investments with maturities greater than three months.

Accounts Receivable — Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2007, there was no allowance for doubtful accounts.

Inventories — Inventories include only the purchase cost and are stated at the lower of cost or market. Cost is determined using the average method. Inventories consist of raw materials and finished products. The Company writes down inventory during the period in which such materials and products are no longer usable or marketable.

Property, Fixtures, and Equipment — Furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of furniture, fixtures, and equipment is calculated using the straight-line method over the estimated useful life of the asset generally ranging from three to seven years.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets — Asset impairments are recorded when the carrying values of assets are not recoverable.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or at least annually. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss. Impairment losses are measured as the amount by which the carrying amount of assets exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

Intangible Assets — Intangible assets consist of the web domain name Celsius.com and other trademarks and trade names, and are subject to annual impairment tests. This analysis will be performed in accordance with Statement of Financial Standards (‘‘SFAS’’) No. 142, Goodwill and Other Intangible Assets. Based upon impairment analyses performed in accordance with SFAS No. 142 in fiscal years 2007 and 2006, impairment was recorded of $26,000 and $0, respectively. The impairment was recorded was for domain names and international registration of trademarks. During the Company’s annual review of long-lived assets in July of 2007, the Company cannot estimate a positive cash flow from the internet business or international business and therefore impaired these assets completely.

Revenue Recognition — Revenue is recognized when the products are delivered, invoiced at a fixed price and the collectability is reasonably assured. Any discounts, sales incentives or similar arrangements with the customer are estimated at time of sale and deducted from revenue.

Advertising Costs — Advertising costs are expensed as incurred. The Company uses mainly radio, local sampling events and printed advertising. The Company incurred advertising expense of $561,000 and $452,000, during the fiscal years 2007 and 2006, respectively.

Research and Development — Research and development costs are charged to operations as incurred and consists primarily of consulting fees, raw material usage and test productions of beverages. The Company incurred expenses of $214,000 and $11,000, during the fiscal years 2007 and 2006, respectively.

Fair Value of Financial Instruments — The carrying value of cash and cash equivalents, accounts receivable, and accounts payable approximates fair value. The carrying value of debt approximates the estimated fair value due to floating interest rates on the debt.

Income Taxes — Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than changes in the tax law or rates. A valuation allowance is recorded when it is deemed more likely than not that a deferred tax asset will be not realized.

Earnings per Share — Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the reverse treasury stock method). Common share equivalents outstanding were 8,534,864 and 0, as of December 31, 2007 and 2006, respectively.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Share-Based Payments — In December 2004, the FASB issued SFAS No. 123(R) "Share-Based Payment," (“SFAS 123(R)”), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005, the SEC issued Staff Accounting Bulletin No.107 "SAB 107'. SAB 107 expresses views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provides the staffs views regarding the valuation of share-based payment arrangements for public companies. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS 123(R) and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Standards No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on the Company’s financial position or results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which eliminates the diversity in practice surrounding the quantification and evaluation of financial statement errors. The guidance outlined in SAB 108 is effective for the Company in 2008 and is consistent with our historical practices for assessing such matters when circumstances have required such an evaluation. Accordingly, the Company does not believe that adoption of SAB 108 will have any impact on the Company.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is assessing the impact the adoption of SFAS 159 will have on the Company’s financial position and results of operations for fiscal 2008.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscals years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company does not believe that adoption of SFAS 160 will have any impact on the Company.

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations (revised 2007)” (“SFAS 141 (R)”). SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company does not believe that adoption of SFAS 141 (R) will have any impact on the Company.

2.	INVENTORIES

Inventories consist of the following:

	December 31,
	2007	2006
Finished goods	$407,972	$480,983
Raw Materials	187,246	84,116
Less: inventory valuation allowance	(16,444)	-
Inventories, net	$578,774	$565,099

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Other current assets consist of:

	December 31,
	2007	2006
Deposits, purchase of materials and other vendors	37,135	14,600
Prepaid expense	4,537	10,526
Capitalized merger expense	-	23,508
Accrued interest	3,288	-
Total	$44,960	48,634

4.	PROPERTY, FIXTURES, AND EQUIPMENT

Property, fixtures and equipment consist of the following:

	December 31,
	2007	2006
Furniture, fixtures and equipment	$78,425	$32,261
Less accumulated depreciation	(13,728)	(2,070)
Total	$64,697	$30,191

Depreciation expense amounted to $11,658 and $1,665 during 2007 and 2006, respectively.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	OTHER LONG-TERM ASSETS

Other long-term assets consist of the following:

	December 31,
	2007	2006
Intangible asset, domain name	$-	$26,000
Long term deposits on office lease	18,840	6,260
Total	$18,840	$32,260

6.	LEASE COMMITMENTS

The Company leases its office under an operating lease, with term expiring in 2008, and a copier expiring in 2011. No other leases exist. The aggregate future minimum non-cancelable operating lease payments at December 31, 2007 were as follows:

Fiscal Years Ending:
2008	68,719
2009	8,269
2010	8,269
2011	97
Total	$85,354

7.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31,
	2007	2006
Accounts payable – trade	$466,047	$547,697
Accrued expenses	128,781	133,481
Total	$594,828	$681,178

8.	DUE TO RELATED PARTIES

Due to related parties consist of the following:

	December 31,
	2007	2006
The Company received advances from one of its stockholders at various instances during 2004 and 2005, $76,000 and $424,000, respectively. The loan, which is not documented and has no repayment date, accrues interest with a rate varying with the prime rate, the interest rate at December 31, 2007 was 11.3 percent. No interest has been paid to the stockholder.	$669,111	$594,834

The CEO loaned the Company $50,000 in February 2006. This loan is not documented, accrues 7 percent interest, and has no repayment date. The current liability to the CEO for the loan at December 31, 2007 was $56,610. Moreover, the Company started accruing salary for the CEO in March of 2006 at a rate of $12,000 per month; at December 31, 2007 the total liability for accrued salary to the CEO was $171,000.	227,610	189,511

The Company terminated a consulting agreement and received in assignment the rights to the trademark “Celsius” from one of its directors. Payment was issued in the form of an interest-free note payable for $250,000 and 1,391,500 shares of common stock. The note has monthly amortization of $15,000 from March 31, 2007 and a final payment of the remaining outstanding balance on November 30, 2007. The Company has paid the six of the installments as of December 31, 2007.	160,000	-

	$1,056,721	$784,345

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	NOTES PAYABLE

Notes Payable consist of the following as:

	December 31,
	2007	2006
The Company renegotiated a factoring agreement for the Company’s accounts receivable during the first quarter of 2007. The maximum finance amount under the agreement is $500,000. Each factoring of accounts receivable has a fixed fee of one and a half percent of the invoice amount, a minimum fee per month and an interest charge of prime rate plus three percent on the outstanding balance under the credit agreement. The accounts receivable are factored with full recourse against the Company and are secured by all of the Company’s assets.	$102,540	$83,908

The Company entered into a financing agreement for its inventory on February 28, 2007. The line of credit is for $500,000 and carries an interest of 1.5 percent per month of the outstanding balance and a monitoring fee of 0.5 percent per month of the previous month’s average outstanding balance. The Company can borrow up to 50 percent of the cost of eligible finished goods inventory. The credit agreement is secured by all of the Company’s assets.	222,092	-

On April 2, 2007 the Company received a $250,000 loan from Brennecke Partners LLC. The loan incurs nine percent interest per annum, and the note is due on demand.	225,675	-

On September 9, 2006 the Company received a $250,000 bridge loan from an affiliate of Vector Venture Corp. In January 2007, the Company entered into a reverse merger agreement Vector Venture Corp. The loan incurred ten percent per annum, and the loan was repaid in its entirety on January 26, 2007.	-	$253,611

	$ 550,307	$337,519

10.	NOTES TO STOCKHOLDERS

On April 10, 2006 the Company entered into a secured credit agreement with two stockholders for a total amount of $600,000. From April 10 through September 18, 2006, the Company received loans under the credit agreement totaling $600,000. The interest on the loan was seven percent per annum and the repayment of loan and interest was due on April 9, 2009. The loan was repaid in its entirety on January 26, 2007. The outstanding balance on the loan as of December 31, 2006 was $621,715. All the assets of the Company were pledged to the loan agreement.

1 1 .	DEPOSIT FROM CUSTOMER

During 2007, the company received $400,000 from an international customer as deposit on future orders. The orders will necessitate special production of the packaging materials, and certain other product development is necessary. The Company does not have a specific purchase order on hand, and is currently waiting for the final graphic design for the special packaging.

1 2 .	CONVERTIBLE NOTE PAYABLE

On December 18, 2007 the Company issued a $250,000 convertible loan to CD Financial LLC. The loan incurs eight percent interest per annum, and the note is due on April 16, 2008. The note can be converted to Company common stock after February 16, 2008 at a rate equal to seventy five percent of the average of the previous five days volume weighted average price for trading of the common stock. At the time of recording the note a beneficial conversion feature for the conversion option was recorded in the amount $57,219, of which $6,199 was amortized in 2007. Total outstanding, including accrued interest as of December 31, 2007, net of debt discount was $199,692. There were no outstanding convertible note payable as of December 31, 2006.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 3 .	OTHER LIABILITIES

During 2006, the Company acquired a copier and a delivery van. The outstanding balance on the aggregate loans as of December 31, 2007 and 2006, respectively, was $21,420 and $28,252, respectively, of which $7,184 is due during the fiscal year 2008.  The loans carry an interest of 6.7% and 9.1% interest, respectively. The monthly payments are $406 and $317, respectively. The assets that were purchased are collateral for the loans.

1 4 .	LONG TERM DEBENTURE

On December 19, 2007, the Company entered into a $6 million security purchase agreement (the “Security Agreement”) with Golden Gate Investors, Inc (“GGI”), a California corporation. Under the Security Agreement, the Company issued as a first tranche a $1.5 million convertible debenture maturing on December 19, 2011. The debenture accrues seven and 3/4 percent interest per annum.  As consideration the Company received $250,000 in cash and a note receivable for $1,250,000. The note receivable accrues eight percent interest per annum and is due on December 19, 2012. The note has a pre-payment obligation of $250,000 per month when certain criteria are fulfilled. The most significant criteria is that the Company can issue freely tradable shares under the debenture for an equivalent value. The Company estimates that according to Rule 144, the shares will be freely tradable on June 19, 2008. The Company is not obligated to convert the debenture to shares, partially or in full, unless GGI prepays its obligation under the note. The Security Agreement contains three more identical tranches for a total agreement of $6 million. Each new tranche can be started at any time by GGI during the second debenture period which is defined as between December 19, 2007 until the balance of the existing debentures is $250,000 or less. Either party can, with a total penalty payment of $45,000 for the Company, and $100,000 for GGI, cancel any or all of the three pending tranches.

The debenture is convertible to common shares at a conversion rate of eighty percent of the average of the three lowest volume weighted average prices for the previous 20 trading days. GGI’s ownership in the company can not exceed 4.99% of the outstanding common stock. Under certain circumstances the Company may be forced to pre pay the debenture with a fifty percent penalty of the pre-paid amount.

The Company recorded a debt discount of $186,619 with credit to additional paid in capital for the intrinsic value of the beneficial conversion feature of the conversion option at the time of issuance. The debt discount is being amortized over the term of the debenture. The Company recorded $1,533 as interest expense amortizing the debt discount in December 2007. The Company considered SFAS 133 and EITF 00-19 and concluded that the conversion option should not be bifurcated from the host contract according to SFAS paragraph 11 a, and concluded that according to EITF 00-19 the conversion option is recorded as equity and not liability.

1 5 .	INCOME TAXES

For the years ended December 31, 2007 and 2006, the Company’s net tax provision was zero.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The difference between the effective income tax rate and the United States federal income tax rate is summarized as follows:

	2007	2006
Statutory federal rate	(34.0%)	(34.0%)
State income tax	(3.6%)	(3.6%)
Effect of permanent differences	1.6%	-
Change in valuation allowance	36.0%	37.6%
	0.0%	0.0%

The deferred tax asset consisted of the following at December 31:

	2007	2006
Net operating losses	$2,156,000	$817,063
Other deferred tax assets	79,000	-
Valuation allowance	(2,235,000)	(817,063)
Total	$0	$0

In assessing the ability to realize a portion of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making the assessment. The valuation allowance for deferred tax assets as of December 31, 2007 and December 31, 2006 was $2.2 million and $ 817,063 , respectively. The increase in valuation allowance was $1.3 million and $570,000 in 2007 and 2006, respectively. The increase in valuation allowance was primarily attributable to the increase in net operating losses. The Company has recorded a valuation allowance at December 31, 2007 of $2,235,000 or 100% of the assets.

Net operating loss carry forwards expire:

2024	$87,681
2025	774,486
2026	1,394,662
2027	3,471,667
Total	$5,728,496

The Company’s net operating loss carry forwards may be limited due to ownership changes pursuant to Internal Revenue Code section 382.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” ((“FIN48”). This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing, derecognizing and measuring tax positions for financial statement purposes. The Interpretation also requires expanded disclosure with respect to uncertainties as they relate to income tax accounting. Fin 48 is effective for fiscal years beginning after December 15, 2006. Management has evaluated all of its tax positions and determined that FIN 48 did not have a material impact on the Company’s financial position or results of operations during its year ended December 31, 2007.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 6 .	STOCK-BASED COMPENSATION

The Company adopted an Incentive Stock Plan on January 18, 2007. This plan is intended to provide incentives which will attract and retain highly competent persons at all levels as employees of the Company, as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire the Company's common stock or to receive monetary payments based on the value of such shares pursuant to awards issued under the plan. While the plan terminates 10 years after the adoption date, issued options have their own schedule of termination. Until 2017, options to acquire up to16.0 million shares of common stock may be granted at no less than fair market value on the date of grant. Upon exercise, shares of new common stock are issued by the Company.

The Company has issued approximately 11.7 million options to purchase shares at an average price of $0.09 with a fair value of $631,293. For the year ended December 31, 2007, the Company recognized approximately $138,000, of non-cash compensation expense (included in Selling, General and Administrative expense in the accompanying Condensed Consolidated Statement of Operations). As of December 31, 2007, the Company had approximately $488,000 of unrecognized pre-tax non-cash compensation expense which the Company expects to recognize, based on a weighted-average period of 1.3 years. The aggregate intrinsic value of fully vested stock options is $19,000. The Company used the Black-Scholes option-pricing model and straight-line amortization of compensation expense over the two to three year requisite service or vesting period of the grant. The following is a summary of the assumptions used:

Risk-free interest rate	3.2% - 4.9%
Expected dividend yield	—
Expected term	3 – 5 years
Expected annual volatility	73% - 82%

Elite granted on January 19, 2007, prior to the merger with Celsius Holdings, Inc, equivalent to 1,337,246 shares of common stock in the Company, to its Chief Financial Officer as starting bonus for accepting employment with the Company. The shares are subject to forfeiture during the first year of employment. On May 14, 2007, the Company amended its stock grant and released from forfeiture 160,000 of said shares. The Company valued the grant of stock based on fair value of the shares, which was estimated as the value of shares in the most recent transaction of the Company’s shares. The Company recognized the expense upon issuance of the grant.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

				Weighted
		Weighted	Weighted	Average
	Shares	Average	Average	Remaining
	(in	Exercise	Fair	Contractual
	thousands)	Price	Value	Term (years)
Balance at December 31, 2006	—	$—	$—
Granted	11,872	0.09	0.05
Forfeiture	(201)	0.02	0.01
Expired	—	—	—
Options outstanding at December 31, 2007	11,671	$0.02	$0.05	6.7
Options exercisable at December 31, 2007	134	$0.02	$0.01	4.0
Available for future grant	4,376

The following table summarizes information about options outstanding at December 31, 2007:

Range of Exercise Price	Number Outstanding at December 31, 2007 (000s)	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2007 (000s)	Weighted Average Exercise Price	Weighted Average Remaining Life in Years
$0.02	10,446	6.4	$0.02	134	$0.02	4.0
$0.23	275	9.9	$0.23	—	$—	—
$0.52 - $0.60	175	9.8	$0.55	—	$—	—
$0.84 - $1.10	775	9.2	$0.95	—	$—	—
	11,671			134

The following table summarizes information about non-vested options outstanding at December 31, 2007:

	Number of	Weighted average Grant
	shares (000s)	Date Fair Value
Non-vested at December 31, 2006	-	-
Granted	11,872	$0.05
Vested	(134)	0.01
Forfeited	(201)	0.01
Non-vested at December 31, 2007	11,537	$0.05

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 7 .	RELATED PARTY TRANSACTIONS

During 2006, the Company delivered and invoiced Specialty Beverage Distributors, Inc (“SBD”) $69,832 for products, no revenue was recorded as the collectability was not reasonably assured. SBD is owned by, a stockholder, and the CEO of the Company.

The Company received advances from one of its stockholder at various instances during 2004 and 2005, $76,000 and $424,000, respectively. The total amount outstanding, including accrued interest, as of December 31, 2007 and 2006, respectively, was $669,111 and $594,834, respectively . The loan, which is not documented and has no repayment date, accrues interest with a rate varying with the prime rate. No interest has been paid to the stockholder.

The CEO also lent the Company $50,000 in February 2006. This loan is not documented, accrues 7 percent interest, has no repayment date and the outstanding amount as of December 31, 2007 and 2006, respectively, was $56,610 and $53,062 . In addition, the Company has accrued for unpaid salary due to the CEO, as of December 31, 2007 and 2006, respectively, the accrued salary was $171,000 and $120,000, respectively . The Company started to pay the CEO his full salary from June 1, 2007.

The Company terminated a consulting agreement with and received in assignment the rights to the trademark “Celsius” from one of its directors. Payment was issued in the form of an interest-free note payable for $250,000 and 1,391,500 shares of common stock, valued at $250,000. In addition, the Company had previously accrued two percent in deferred royalty on sales from January 1, 2006. The amount accrued, $24,546, was also considered part of the purchase price of the trademark. The amount outstanding as of December 31, 2007 was $160,000.

The CEO has guaranteed the Company’s obligations under the factoring agreement with Bibby Financial Services, Inc. (“Bibby”), the outstanding balance to Bibby as of  December 31, 2007 and December 31, 2006 was $102,540 and $155,853, respectively. The CEO has also guaranteed a lease for a vehicle.

1 8 .	STOCKHOLDERS’ DEFICIT

During 2007, the Company issued 5,513,800 shares to investors for a total consideration of approximately $2.0 million, including cash and conversion of a note payable, or an average price of $0.37 per shares.

In February 2007, an investor exercised its warrant to purchase 3,557,812 shares for a total consideration of $500,000, or an average of $0.14 per share.

During 2007 the Company issued 1,572,246 shares as compensation to employees, consultants and service providers. The total consideration recorded was $198,500 or an average of $0.13 per share.

In January, 2007, the Company issued 1,391,500 shares to a director as part of the consideration for termination of a consulting contract. The total consideration recorded was $274,546, or an average of $0.20 per share.

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 22, 2007, the Company entered into a $16 million common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion”), an Illinois limited liability company. Under the Purchase Agreement, the Company received $500,000 from Fusion Capital on the signing of the agreement and received additional $500,000 on July 20, 2007 when a registration statement related to the transaction was filed with the SEC. Concurrently with entering into the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Agreement”) with Fusion. Under the Registration Agreement, we filed a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion under the common stock purchase agreement. The SEC declared effective the registration statement on October 12, 2007 and we now have the right over a 25-month period to sell our shares of common stock to Fusion from time to time in amounts between $100,000 and $1 million, depending on certain conditions as set forth in the agreement, up to an additional $15 million.

In consideration for entering into the $16 million Purchase Agreement which provides for up to $15 million of future funding as well as the $1 million of funding prior to the registration statement being declared effective by the SEC, we agreed to issue to Fusion 3,168,305 shares of our common stock. The purchase price of the shares related to the $15 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion. Fusion shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.45. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us. The Company has sold to Fusion 795,495 shares for a total consideration of $400,000, before expenses related to the share issuances.

In September and October, 2007 the Company issued 250,000 shares for a total consideration of $100,000, or a price of $0.40 per share.

In December 2007, the Company issued two convertible notes for a total of $1,750,000, both of which had a beneficial conversion feature; a debt discount of $243,838 was recorded against additional paid in capital.

During 2007 the Company issued stock options to employees and consultants, the expense is amortized immediately or over the vesting period, and during 2007 a total expense of $138,281 was recorded.

1 9 .	NON-CASH INVESTING AND FINANCING ACTIVITIES

For the years ended December 31,	2007	2006

Issuance of shares for note payable	$250,000	$-
Debt discount for beneficial conversion feature	$243,838	$-
Issuance of debenture for note receivable	$1,250,000	$-
Issuance of shares for termination of contract	$274,546	$-
Issuance of notes payable for termination of contract	$250,000	$-

CELSIUS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20 .	SUBSEQUENT EVENTS

In January 2008, the Company restructured the $250,000 note owed to Brennecke Partners, LLC and issued a new note, non-interest bearing, for $105,000 to be paid in 7 installments of $15,000 each from March 1, 2008.  The Company also issued one million shares of common stock to Brennecke Partners, LLC with a total valuation of $121,555.

In February 2008, the Company issued 781,250 shares of common stock in a private placement to Richard W. McGee, an officer of the Company, for a consideration of $75,000. Mr. McGee also lent the company $50,000 against an eight percent convertible note due on March 15, 2008.

In February 2008, the Company issued 245,098 shares of common stock in a private placement to Jan Norelid, the Company’s Chief Financial Officer, for a consideration of $25,000. Mr. Norelid also lent the company $25,000 against an eight percent convertible note due on March 15, 2008, the note has been repaid.

In February 2008, the Company issued 245,098 shares of common stock in a private placement to Janice Haley, an officer of the Company, for a consideration of $25,000.

In February 2008, the Company issued 1,927,083 shares of common stock in a private placement to an investor, for a consideration of $185,000.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Celsius Holdings, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

• except the common stock offered by this prospectus;

• in any jurisdiction in which the offer or solicitation is not authorized;

• in any jurisdiction where the dealer or other  salesperson is not qualified to make the offer or solicitation;

• to any person to whom it is unlawful to make the offer or solicitation; or

• to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

• there have been no changes in the affairs of Celsius Holdings, Inc. after the date of this prospectus; or

• the information contained in this prospectus is correct after the date of this prospectus.

Until _______ ___, 2008, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.
PROSPECTUS 42,434,016 Shares of Common Stock CELSIUS HOLDINGS, INC. ___________, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$183
Printing Expenses	5,000
Accounting fees and expenses	5,000
Legal fees and expense	10,000
Miscellaneous	4,817
Total	$25,000

All amounts are estimates. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our bylaws provide for the indemnification of our directors, officers, employees and other persons against claims and liability by reason of serving as a director, officer or employee.

Indemnification Under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers, employees and agents as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Articles of Incorporation and Other Arrangements of the Registrant

Our articles of incorporation provide for the indemnification of every person that is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise.  The articles of incorporation provide that such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On January 24, 2007, the Company entered into a merger agreement and plan of reorganization with Celsius, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Sub”), Elite FX, Inc., a Florida corporation (“Elite”), and Stephen C. Haley, the “Indemnifying Officer” and “Securityholder Agent” of Elite, (the “Merger Agreement”). Under the terms of the Merger Agreement Elite was merged into Sub and became a wholly-owned subsidiary of the Company on January 26, 2007 (the “Merger”).

Under the terms of the Merger Agreement, the Company issued:

•	70,912,246 shares of its Common Stock to the stockholders of Elite as full consideration for the shares of Elite;

•
1,391,500 shares of its Common Stock and a promissory note in the amount of $250,000.00 to Specialty Nutrition Group, Inc. (“SNG”) as consideration for the termination of a consulting agreement and the assignment of certain trademark rights to the name “Celsius”. The note is non-interest bearing and requires the Company to pay SNG $15,000 a month for eight (8) months starting March 30, 2007 and a lump sum payment of $130,000 on November 30, 2007.

These shares of our Common Stock and the note qualified for exemption under Section 4(2) of since the issuance shares by us did not involve a public offering. The offerings were not “public offerings” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares or notes to a high number of investors. In addition, these stockholders and the note holder had and agreed to the necessary investment intent as required by Section 4(2). Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

In addition, under the terms of the Merger Agreement, the Company issued:

•	warrants to Investa Capital Partners Inc. representing 3,557,812 shares of Common Stock of the Company which were exercised by on February 9, 2007 for an aggregate consideration of $500,000 in cash.

•
1,300,000 shares of its Common Stock concurrent with the Merger in a private placement to non-US resident investors for aggregate consideration of US$650,000 which included the conversion of a $250,000 loan to the Company

On November 8, 2006, the Company issued a promissory note in the principal amount of US$250,000 to Barca Business Services (“Barca”).  Prior to the execution of the Note, there was no relationship between the Company and Barca. The Note bore interest at an annual rate of eight percent (8%) per annum and was due and payable in full one year from the date of issuance. The note was converted into 500,000 shares of its Common Stock as part of a private placement conducted concurrent with the close of the Merger Agreement.

On February 23, 2007 the Company issued 3,557,812 shares of Common Stock to Investa Capital Partners Inc. for an aggregate consideration of $500,000 in cash representing their exercise of the warrant issued under the terms of the Merger Agreement.

On May 15, and June 2, 2007, the Company issued 30,000 and 50,000 shares of Common Stock, respectively to RedChip Companies as consideration for investor relations services. The shares were valued at $70,500 based on the then current market price.

On June 15, 2007, the Company issued 25,000 shares of Common Stock to Fusion Capital as non-allocable expense reimbursement to cover such items as travel expenses and other expenses in connection with their due diligence of a finance transaction with the Company.

On June 22 and July 16, 2007 the Company issued a total of 3,168,305 for a total consideration of $1.0 million as part of the Purchase Agreement with Fusion Capital.

In September and October, 2007 the Company issued a total of 250,000 unregistered shares for a total consideration of $100,000 as part of a private placement.

On October 1, 2007, the Company issued 30,000 unregistered shares as consideration for a trademark agreement. The shares were valued at $16,500 based on the then current market price.

On October 25, 2007, the Company issued 100,000 unregistered shares as consideration for a licensing agreement. The shares were valued at $53,000 based on the then current market price.

On January 22, 2008 the Company issued 1,000,000 unregistered common stock and note for $105,000 in exchange for a note and accrued interest of an aggregate value of $225,155 to Brennecke Partners, LLC.

On February 15, 2008 the Company issued 16,671 unregistered shares of common stock in accordance to its 2006 Stock Incentive Plan to an employee exercising vested options.

In February, 2008 the Company issued a total of 3,198,529 unregistered shares of common stock in private placements for an aggregate consideration of $298,900, net of commissions.

In March, 2008 the Company issued a total of 750,000 unregistered shares of common stock as compensation to an international distributor with an aggregate consideration of $120,000.

In March, 2008 the Company issued a total of 10,000,000 unregistered shares of common stock in a private placement, for an aggregate consideration of $500,100. In addition, the investor received a warrant to purchase seven million unregistered shares of common stock during a 3-year period, at an exercise price of $0.13 per share. Of the total consideration, $100,000 was paid in March 2008 and the remaining $400,100 was paid on April 7, 2008.

In June 2008 the Company issued 11.2 million shares as conversion for a $750,000 convertible note that was originally issued in December 2007 and April 2008.

Since June 2008 to date , the Company issued 9.5 million shares for $590.000 at an average price of $0.062 , as partial conversion of a convertible debenture issued in December 2007.

In July and August, 2008, the Company issued 4,430,229 shares as partial conversion of a convertible debenture issued in December 2007.

In June and July 2008, the Company issued two convertible notes of $250,000, each; the notes were cancelled as part of the CDS Transaction.

In September, 2008, the Company granted 25,000 shares to a distributor, with a value of $1,450, as compensation for purchases of products from the Company.

The Company believes that all of the foregoing sales notes and shares qualified for exemption under Section 4(2) of the Securities Act since the issuance of the notes and shares by us did not involve a public offering. The offerings were not “public offerings” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares or notes to a high number of investors. In addition, these stockholders and the note holder had and agreed to the necessary investment intent as required by Section 4(2). Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Section S promulgated under the Securities Act for these transactions.

We did not employ an underwriter in connection with the issuance of the securities described above. We believe that the issuance of the foregoing securities was exempt from registration under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are set forth on the “Exhibit Index” set forth elsewhere herein.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the “Index to Financial Statements” set forth elsewhere herein.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary Prospectus or Prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(b) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Amendment to our Registration Statement on Form S-1 to be signed on our behalf by the undersigned, on October 9 , 2008.

Date: October 9 , 2008	CELSIUS HOLDINGS, INC.

By: /s/Stephen C. Haley
Name: Stephen C. Haley
Titles: Principal Executive Officer, Chief ExecutiveOfficer and President

By: /s/Jan Norelid
Name: Jan Norelid
Titles: Principal Financial and Accounting Officer, Chief Financial Officer, Secretary andTreasurer

In accordance with the Securities Act, this S-1 has been signed below by the following persons on their own behalf in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Stephen C. Haley	Chairman of the Board , Principal	October 9 , 2008
Stephen C. Haley	Executive Officer, Chief Executive Officer and President

/s/ Jan Norelid	Director , Principal Financial and	October 9 , 2008
Jan Norelid	Accounting Officer, Chief Financial Officer, Secretary and Treasurer

/s/ James Cast	Director	October 9 , 2008
James Cast

/s/ William H. Milmoe	Director	October 9 , 2008
William H. Milmoe

/s/ Geary W. Cotton	Director	October 9, 2008
Geary W. Cotton

INDEX TO EXHIBITS

Exhibit No.	Description	Location

2.1	Agreement and Plan of Reorganization dated January 26, 2007	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
2.2	Articles of Merger	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
3.1	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 as filed with the SEC on November 21, 2005
3.2	Bylaws	Incorporated by reference to Exhibit B to the Company’s Information on Form DEF-14C as filed with the SEC on December 5, 2006
3.3	Articles of Amendment	Incorporated by reference to Exhibit A to the Company’s Information on Form DEF-14C as filed with the SEC on December 5, 2006
4.1	Warrant Agreement with Investa Partners LLC	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
4.2	Subscription Agreement	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
4.3	Registration Rights Agreement	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
4.4	Observation Rights and Termination Agreement	Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
4.5	Stock Option Plan Adopted	Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2007
5.1	Opinion of counsel	Filed herewith
10.1	Stock Grant Agreement Gregory Horn	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
10.2	Promissory Note to Special Nutrition Group, Inc.	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007

10.3	Employment Agreement with Stephen Haley, as amended	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the SEC on July 16, 2007
10.4	Employment Agreement with Jan Norelid, as amended	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed with the SEC on July 16, 2007
10.5	Employment Agreement with Richard McGee, as amended	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K as filed with the SEC on July 16, 2007
10.6	Employment Agreement with Janice Haley	Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K as filed with the SEC on February 2, 2007
10.7	Stock Grant Agreement Addendum 1 with Jan Norelid	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB as filed with the SEC on May 15, 2007
10.8	Common Stock Purchase Agreement with Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 25, 2007
10.9	Registration Rights Agreement with Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 25, 2007
10.10	Letter Agreement, dated July 19, 2007, by and among the Company, Mr. Anthony J. Baudanza and Mr. John T. Nugent.	Incorporated by reference to Exhibit 10.10 to the Company’s Original filing of Form SB-2 as filed with the SEC on July 20, 2007
10.11	Master Purchase and Sale Agreement (factoring agreement) with Bibby Financial Services, Inc.	Incorporated by reference to Exhibit 10.11 to the Company’s filing of Form SB-2/A as filed with the SEC on August 28, 2007
10.12	Securities Purchase Agreement with CDS Ventures of South Florida, LLC.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 12, 2008
10.13	Registration Rights Agreement with CDS Ventures of South Florida, LLC.	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on August 12, 2008
10.14	Certificate of Designation	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the SEC on August 12, 2008
10.15	Convertible note payable to CD Financial, LLC	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on December 21, 2007
10.16	Convertible note payable to CD Financial, LLC	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on April 9, 2008
14.1	Code of Ethical Conduct	Incorporated by reference to Exhibit 14.1 to the Company’s Original filing of Form SB-2 as filed with the SEC on July 20, 2007

23.1	Consent of Sherb & Co.	Filed herewith
23.3	Consent of Counsel	Incorporated by reference to Exhibit 5.1 filed herewith
24.1	Power of Attorney	Filed herewith
99.1	Results from Clinical Studies	Incorporated by reference to Exhibit 99.1 to the Company’s Original filing of Form SB-2 as filed with the SEC on July 20, 2007
99.2	Abstract from Clinical Study released in June 2008	Incorporated by reference to Exhibit 99.2 to the Company’s Original filing of Form S-1 as filed with the SEC on August 29, 2008